Exhibit 4.2

$5,630,000

City of Chaska, Minnesota
Variable Rate Demand Purchase Revenue Bonds
(Lifecore Biomedical, Inc. Project)
Series 2004

INDENTURE OF TRUST

Dated as of August 1, 2004

Between

CITY OF CHASKA, MINNESOTA

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

This instrument was drafted by:

Dorsey & Whitney LLP

Suite 1500
50 South Sixth Street
Minneapolis, Minnesota 55402-1498

TABLE OF CONTENTS

(This Table of Contents is not a part of the Indenture of Trust and is only for convenience of reference.)

i

ii

iii

INDENTURE OF TRUST

     This INDENTURE OF TRUST is dated and entered into as of August 1, 2004, between CITY OF CHASKA, MINNESOTA, a Minnesota municipal corporation (the “City” or the “Issuer”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national association organized under the laws of the United States of America, as trustee (referred to in such capacity as the “Trustee”).

W I T N E S S E T H

     WHEREAS, Lifecore Biomedical, Inc., a Minnesota corporation (the “Borrower”), has requested that the Issuer issue its refunding revenue bonds pursuant to Minnesota Statutes, Sections 469.153 to 169.1651, as amended (the “Act”), to provide refinancing with respect to a “project,” within the meaning of the Act (as more fully described in the Loan Agreement referred to below, the “Project”) undertaken by the Borrower; and

     WHEREAS, as authorized by the Act, the Issuer proposes to issue its Variable Rate Demand Purchase Revenue Bonds (Lifecore Biomedical, Inc. Project), Series 2004, in the aggregate principal amount of $5,630,000 (the “Bonds”) pursuant to this Indenture and to lend the proceeds thereof to the Borrower pursuant to a Loan Agreement (the “Agreement”) of even date herewith between the Issuer and the Borrower, in order to provide refinancing with respect to the Project, all in accordance with the provisions hereof and of the Agreement; and

     WHEREAS, all things necessary to make the Bonds when authenticated by the Trustee and issued as in this Indenture provided, the valid, binding and legal obligations of the Issuer according to the import thereof, and to constitute this Indenture a valid assignment and pledge of the payments under the Agreement (except for amounts payable to the Issuer under Sections 4.04(b), 6.01, 7.04 and 7.05 of the Agreement) for payment of the principal of, premium, if any, and interest on the Bonds, and to constitute this Indenture a valid assignment of the rights of the Issuer under the Agreement except as otherwise stated herein, have been done and performed, and the creation, execution and delivery of this Indenture, and the issuance of the Bonds, subject to the terms hereof, have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

GRANTING CLAUSES

     That the Issuer, in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Bonds by the Owners thereof, and of the sum of one dollar, lawful money of the United States of America, to it duly paid by the Trustee at or before the execution and delivery of these presents, and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to secure the payment of the principal of, premium, if any, and interest on the Bonds according to their tenor and effect and to secure the performance and observance by the Issuer of all the covenants expressed herein and in the Bonds, does hereby assign and grant a security interest in the following to the Trustee, and its successors in trust and assigns forever, for the securing of the performance of the obligations of the Issuer hereinafter set forth:

GRANTING CLAUSE FIRST

     All right, title and interest of the Issuer in and to the Agreement, including, but not limited to, the present and continuing right to make claim for, collect, receive and receipt for any of the sums, amounts, income, revenues, issues and profits and any other sums of money payable or receivable under the Agreement, to bring actions and proceedings thereunder or for the enforcement thereof, and to do any and all things which the Issuer is or may become entitled to do under the Agreement, except for the rights of the Issuer under Sections 4.04, 6.01, 7.04 and 7.05 thereof;

GRANTING CLAUSE SECOND

     All right, title and interest of the Issuer in and to all money and securities from time to time held by the Trustee under the terms of this Indenture;

GRANTING CLAUSE THIRD

     Any and all other property rights and interests of every kind and nature from time to time hereafter by delivery or by writing of any kind granted, bargained, sold, alienated, demised, released, conveyed, assigned, transferred, mortgaged, pledged, hypothecated or otherwise subjected hereto, as and for additional security herewith, by the Borrower or any other person on its behalf or with its written consent, including but not limited to the Letter of Credit described herein and proceeds thereof, and the Trustee is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof (all such property hereinafter designated the “Trust Estate”);

     TO HAVE AND TO HOLD all and singular the Trust Estate, whether now owned or hereafter acquired, unto the Trustee and its respective successors in said trust and assigns forever;

     IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit, security and protection of all present and future Owners of the Bonds, from time to time, issued under and secured by this Indenture without privilege, priority or distinction as to the lien or otherwise of any of the Bonds over any of the other Bonds except in the case of funds held hereunder for the benefit of particular Owners of Bonds, and for the benefit of the Bank to the extent provided herein;

     PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of, premium, if any, and interest on the Bonds due or to become due thereon, at the times and in the manner set forth in the Bonds according to the true intent and meaning thereof, and shall cause the payments to be made on the Bonds as required hereunder, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon, and shall well and truly cause to be kept, performed and observed all of its covenants and conditions pursuant to the terms of this Indenture, and shall pay or cause to be paid to the Trustee all sums of money due or to become due to it in accordance with the terms and provisions hereof, then upon the final payment thereof this Indenture and the rights hereby granted shall cease, determine and be void, except to the extent specifically provided in Article VIII hereof; otherwise this Indenture shall remain in full force and effect.

     THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered and all said property, rights and interests, including, without limitation, the amounts payable under the Agreement and any other amounts hereby assigned and pledged are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as herein expressed, and the Issuer has agreed and covenanted, and does hereby agree and covenant with the Trustee and with the respective Owners of the Bonds as follows:

ARTICLE I

DEFINITIONS

     All capitalized, undefined terms used herein shall have the meanings assigned to such terms in Article I of the Agreement. In addition, the following words and phrases shall have the following meanings:

     “Act” means Minnesota Statutes, Sections 469.152.152 to 469.1651, as amended.

     “Agreement” or “Loan Agreement” means the Loan Agreement of even date herewith between the Issuer and the Borrower, as amended or supplemented from time to time.

     “Authorized Borrower Representative” means Borrower Representative.

     “Automatic Conversion Date” means the interest payment date immediately preceding the Letter of Credit Termination Date; provided, that if the Letter of Credit Termination Date falls on or after the final maturity date of the Bonds, neither such date nor the interest payment date immediately preceding such date shall constitute an Automatic Conversion Date.

     “Bank” means (i) M&I Marshall & Ilsley Bank, a state banking association organized and existing under the laws of the State of Wisconsin, in its capacity as issuer of the Letter of Credit, and (ii) any Substitute Bank.

     “Bank Insolvency” means a decree or order of a court or agency or supervisory authority, having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator of any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs has been entered against the Bank or the Bank has consented to the appointment of a conservator or receiver or liquidator in any such proceedings of or relating to the Bank or relating to all or substantially all of its property.

     “Beneficial Owner” means with respect to Bonds while in Book-Entry Form, each person who beneficially owns such Bond(s) and on whose behalf, directly or indirectly, such Bond is held by the Depository pursuant to a Book-Entry System.

     “Bond Fund” means the fund created in Section 6.01 hereof.

     “Bond Registrar” means the Trustee, as the registrar for the Bonds, appointed by the Issuer pursuant to Section 2.08 hereof.

     “Bond Resolution” means the resolution adopted by the Issuer on July 19, 2004, authorizing the issuance of the Series 2004 Bonds, as amended or supplemented from time to time.

     “Bonds” means the Variable Rate Demand Purchase Revenue Bonds (Lifecore Biomedical, Inc. Project), Series 2004, issued by the Issuer pursuant to this Indenture.

     “Book-Entry Form” means Bonds which are held in the name of the Depository (or its nominee) with each maturity evidenced by a single Bond certificate.

     “Book-Entry System” means a system of record keeping, securities clearance and funds transfer and settlement maintained for securities by the Depository and Participants.

     “Borrower” means Lifecore Biomedical, Inc., a Minnesota corporation, its successors and assigns.

     “Borrower Representative” or “Authorized Borrower Representative” means the person or persons at the time designated to act on behalf of the Borrower by a written certificate furnished to the Issuer and the Trustee containing the specimen signatures of such person or persons and signed on behalf of the Borrower by its President, any Vice President or Secretary. Such certificate may designate an alternate or alternates.

     “Business Day” means a day which in each of the cities where the principal corporate trust offices of the Trustee and the principal offices of the Bank are located is not a Saturday, a Sunday or a day on which banking institutions are authorized or required by law to close.

     “Call Date” means, whenever used with reference to the redemption of the Refunded Bonds, September 1, 2004.

     “Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

     “Completion Date” shall have the meaning provided in the Loan Agreement.

     “Conversion Date” means the earlier to occur of either the Optional Conversion Date or the Automatic Conversion Date.

     “Conversion Option” means the option granted to the Borrower pursuant to Section 4.01 hereof, as a result of which the interest rate on the Bonds is converted from the Variable Rate to the Fixed Rates as of the Optional Conversion Date.

     “Credit Agreement” means (i) the Reimbursement Agreement, and (ii) the letter of credit agreement or reimbursement agreement between the Borrower and any Substitute Bank, as each of the same may be amended in accordance with its terms.

     “Date of Issuance” means the date on which the Bonds are initially authenticated and delivered pursuant to Section 2.06 hereof.

     “Default” means any Default under this Indenture as specified in and defined by Section 9.01 hereof.

     “Demand Purchase Option” means the option granted to Owners of Bonds to require that Bonds be purchased prior to the Conversion Date pursuant to Section 4.06 hereof.

     “Depository” means The Depository Trust Company in New York, New York, its successors or assigns, or any other person who shall be a Holder of all Bonds directly or indirectly for the benefit of Beneficial Owners and approved by the Borrower and Original Purchaser to act as the Depository; provided that any Depository shall be registered or qualified as a “clearing agency” within the meaning of Section 17A of the Securities Exchange Act of 1934, as amended.

     “Determination of Taxability” means the issuance of a statutory notice of deficiency by the Internal Revenue Service, or a ruling of the National Office or any District Office of the Internal Revenue Service, or a final decision by any court of competent jurisdiction that interest on the Bonds is includible in the gross income of the recipient under Section 103 and related Sections of the Internal Revenue Code and regulations thereunder, except for any period during which a Bond is owned by a “substantial user” or “related person,” within the meaning of Section 147(a) of the Internal Revenue Code, provided that the period for a contest or appeal, if any, of such action, ruling or decision has expired without any such appeal or contest having been instituted, or, if instituted, such contest or appeal has been unsuccessfully concluded.

     “First Optional Redemption Date” means the September 1 occurring in the year which is a number of years after the Conversion Date equal to the number of years between the September 1 immediately following the Conversion Date (unless the Conversion Date is a September 1, in which case from such September 1), and September 1, 2020, multiplied by 1/2 and rounded up to the nearest whole number.

     “Fixed Rates” means the interest rate or rates in effect on the Bonds from and after the Conversion Date, as said rate or rates are determined in accordance with Section 2.02(d) hereof.

     “Governmental Obligations” means any of the following which are noncallable:

     (a) direct general obligations of, or obligations the payment of the principal of and interest on which are unconditionally guaranteed by, the United States of America;

     (b) bonds, debentures or notes issued by Federal National Mortgage Association, Government National Mortgage Association, Federal Financing Bank, Federal Farm Credit Banks, Federal Land Banks, Federal Home Loan Banks, Farmers Home Administration, Federal Home Loan Mortgage Corporation or any of their successors or any other comparable federal agency hereafter created to the extent that said obligations are unconditionally guaranteed by the United States of America; and

     (c) shares of an investment company registered under the Federal Investment Company Act of 1940 whose shares are registered under the Securities Act of 1933 and whose only investments are in obligations described in (a) or (b) above.

     “Indenture” means this Indenture of Trust dated as of August 1, 2004, as the same may be amended or supplemented in accordance with its terms.

     “Independent Counsel” shall have the meaning provided in the Loan Agreement.

     “Interest Payment Date” means, prior to the Conversion Date, the first day of each month; the Conversion Date; and, after the Conversion Date, September 1 and March l of each year. If, prior to the Conversion Date, the first day of any month is not a Business Day then payment of interest is calculated through the last day of the preceding month and is payable on the first Business Day of the next succeeding month.

     “Issuer” or “City” means the City of Chaska, Minnesota, a Minnesota municipal corporation, its successors and assigns.

     “Letter of Credit” means (i) that certain direct-pay Irrevocable Letter of Credit dated the Date of Issuance and issued by M&I Marshall & Ilsley Bank, as the same may be extended from time to time (provided, however, that each such extended expiration date shall be no earlier than one Business Day after an interest payment date for the Bonds), and (ii) any Substitute Letter of Credit, in each case securing the payment of the principal of, interest on and Purchase Price of the Bonds in accordance with the terms hereof.

     “Letter of Credit Termination Date” means the later of (i) that date upon which the Letter of Credit shall expire or terminate pursuant to its terms, or (ii) the date of expiration or termination of a Substitute Letter of Credit.

     “Letter of Representations” means any Letter of Representations from the Issuer to the Depository, providing for the issuance of the Bonds in Book-Entry Form.

     “Loan Agreement” means the Agreement.

     “Optional Conversion Date” means that date, which shall be a Business Day on or after December 1, 2004, from and after which the interest rate on the Bonds is converted from the Variable Rate to the Fixed Rates as a result of the exercise of the Conversion Option by the Borrower.

     “Original Purchaser” means Northland Securities, Inc.

     “Outstanding” or “Bonds Outstanding” means all Bonds which have been authenticated and delivered under this Indenture, except:

     (a) Bonds canceled after purchase in the open market or because of payment at or redemption prior to maturity;

     (b) Bonds paid or deemed to be paid pursuant to Article VIII hereof;

     (c) Bonds in lieu of which others have been authenticated under Section 2.07 or Section 2.08 hereof; and

     (d) Bonds in lieu of which others have been issued pursuant to Section 2.04(b) hereof.

     “Owner” means the person or persons in whose name or names a Bond shall be registered on the books or records of the Bond Registrar kept for that purpose in accordance with provisions of this Indenture.

     “Participants” means participants of the Depository in connection with the Book-Entry System.

     “Pledged Bonds” means any Bonds which, at the time of determination thereof, are pledged in favor of the Bank pursuant to the Credit Agreement or otherwise.

     “Preliminary Expenditures” means architectural, engineering, surveying, soil testing, reimbursement bond issuance, and similar costs that are incurred prior to commencement of acquisition, construction, or rehabilitation of a project, other than land acquisition, site preparation, and similar costs incident to commencement of construction; provided, however, that such expenditures in the aggregate are not in excess of 20% of the aggregate issue price of the Bonds, all within the meaning of Treasury Regulation, § 1.150-2(f)(2).

     “Prior Indenture” means the Trust Indenture dated as of September 1, 1990, between the Issuer and the Prior Trustee.

     “Prior Trustee” means Wells Fargo Bank, National Association (successor-by-merger to “Norwest Bank Minnesota, National Association”), acting in the capacity of trustee under the Prior Indenture.

     “Project” shall have the meaning generally set forth in the recitals hereto, and as more fully set forth in the Loan Agreement.

     “Project Costs” means, without intending thereby to limit or restrict any proper definition of such cost under any applicable laws and generally accepted accounting principles, the following:

     (a) Payment of the outstanding principal amount of the Refunded Bonds owing on the Call Date; and

     (b) Underwriting fees and commissions, title insurance premiums, abstracting and filing fees, legal expenses and fees, fiscal consultant fees and expenses, costs of audits and of preparing, offering and issuing any of the Bonds, and initial fees of the Trustee; and

     (c) Any other obligation or expense heretofore or hereafter incurred by the Borrower in connection with the acquisition and construction of the Project defined as and constituting a proper Project cost under the Act and approved by the Authorized Borrower Representative.

     Provided, however, that notwithstanding the foregoing, Project Costs shall be limited to any extent provided in Section 3.03 of the Loan Agreement; and provided further, however, that Project Costs shall not include any costs expended by the Borrower prior to the date that is sixty (60) days prior to the Reimbursement Declaration Date for any of the above items, except for (A) any Preliminary Expenditures, and (B) expenditures not in excess of the lesser of $100,000 or 5% of the proceeds of the Bonds, with respect to which costs described in either (A) or (B) above, such sixty (60) day limitation shall not apply.

     “Project Equipment” shall have the meaning set forth in the Loan Agreement.

     “Project Fund” means the fund created in Section 6.07 hereof.

     “Project Supervisor” means the Project Supervisor appointed pursuant to Section 3.07 of the Loan Agreement, and includes any alternate or alternates.

     “Purchase Price” means an amount equal to 100% of the principal amount of any Bond tendered or deemed tendered pursuant to Section 4.01, 4.02, 4.06 or 4.11 hereof, plus, in the case of purchase pursuant to Section 4.06 and 4.11 hereof, accrued and unpaid interest thereon to the date of purchase.

     “Qualified Investments” means those investments enumerated in Article VII hereof, but only to the extent authorized by the Act.

     “Rating Agency” means any nationally recognized bond rating agency or service which at the time has issued a rating on the Bonds. During any period in which the Bonds are not rated by a Rating Agency, references herein to “Rating Agency” shall be of no force or effect.

     “Rebate Fund” means the fund created in Section 6.04 hereof.

     “Record Date” means prior to the Conversion Date, that day which is the Business Day immediately preceding each interest payment date, and on and after the Conversion Date, the fifteenth day of the month prior to each interest payment date.

     “Reference Rate” means the rate publicly announced by M&I Marshall & Ilsley Bank from time to time as its base rate or prime rate; changes in the Reference Rate shall be on the day they are announced; M&I Marshall & Ilsley Bank may lend to its customers at rates that are at, above or below the Reference Rate.

     “Refunded Bonds” means the Industrial Development Revenue Bonds (Lifecore Biomedical, Inc. Project), Series 1990, issued by the Issuer in the original aggregate principal amount of $7,000,000, pursuant to the Prior Indenture.

     “Reimbursement Agreement” means the Reimbursement Agreement of even date herewith between the Borrower and the Bank, as the same may be amended or supplemented from time to time in accordance with its terms.

     “Reimbursement Declaration Date” means the date, if any, on which the Borrower adopted with respect to the Project an official intent, within the meaning of Treasury Regulation, Section 1.150-2.

     “Remarketing Agent” means the Remarketing Agent acting as such under the Remarketing Agreement. “Principal Office” of the Remarketing Agent means the principal office of the Remarketing Agent designated in the Remarketing Agreement.

     “Remarketing Agreement” means the Remarketing Agreement of even date herewith between the Borrower and Northland Securities, Inc., and any amendments or supplements thereto.

     “Series 2004 Bonds” means the Bonds.

     “Sinking Fund” means the Sinking Fund established by the Trustee pursuant to Section 3.03 hereof as part of the Bond Fund.

     “State” means the State of Minnesota.

     “Substitute Bank” means a commercial bank, savings and loan association, insurance company or other financial institution which has issued a Substitute Letter of Credit.

     “Substitute Letter of Credit” means a direct-pay letter of credit, insurance policy, guaranty or other credit device delivered to the Trustee in accordance with Section 4.10 of the Agreement (i) issued by the Bank or a Substitute Bank, (ii) replacing any existing Letter of Credit, (iii) dated as of a date prior to the expiration or termination date of the Letter of Credit for which the same is to be substituted, (iv) which shall expire on a date which is no earlier than one Business Day after an interest payment date for the Bonds and (v) issued on substantially identical terms and conditions as the then-existing Letter of Credit, except that the Substitute Letter of Credit may expire on a date which is later than the expiration date of the Letter of Credit being replaced, and except that the stated amount of the Substitute Letter of Credit shall equal the sum of (A) the aggregate principal amount of Bonds at the time Outstanding, plus (B) an amount equal to at least 45 days’ interest (computed at the maximum interest rate applicable to the Bonds) on all Bonds at the time Outstanding.

     “Tax Exemption Agreement” means the Tax Exemption Agreement of even date herewith among the Issuer, the Borrower and the Trustee, as amended or supplemented from time to time.

     “Trustee” means Wells Fargo Bank, National Association, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder. “Principal Office” of the Trustee means the address specified in Section 13.04 hereof or such other address as may be designated in writing to the Issuer, the Remarketing Agent and the Borrower.

     “Trust Estate” means the property conveyed to the Trustee pursuant to the Granting Clauses hereof.

     “Variable Rate” means the interest rate in effect on the Bonds from the date of issuance of the Bonds until (but not including) the Conversion Date, as said rate is determined in accordance with Section 2.02(c) hereof.

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ARTICLE II

THE BONDS

     Section 2.01. Authorized Amount of Bonds. The total principal amount of Bonds that may be issued hereunder is hereby expressly limited to $5,630,000.

     Section 2.02. Issuance of Bonds.

     (a) Prior to the Conversion Date, the Bonds shall be issuable in fully registered form without coupons in authorized denominations of $100,000 and, above $100,000, any integral multiple of $5,000. From and after the Conversion Date, the Bonds shall be issuable in fully registered form without coupons in authorized denominations of $5,000 or any integral multiple thereof. Unless the Issuer shall otherwise direct, the Bonds shall be lettered “R” and shall be numbered consecutively from 1 upward.

     (b) Each Bond shall be dated the date of its authentication and shall bear interest, payable, so long as the Bonds bear interest at the Variable Rate, on the first day of each month and on the Conversion Date, commencing September 1, 2004, and payable from and after the Conversion Date on September 1 and March 1 of each year, commencing on the September 1 or March 1 next following the Conversion Date, in each case from the interest payment date next preceding the date thereof to which interest has been paid or duly provided for, unless the date thereof is an interest payment date to which interest has been paid or duly provided for, in which case from the date thereof, or unless no interest has been paid or duly provided for on the Bonds, in which case from the Date of Issuance, until payment of the principal thereof has been made or duly provided for. Notwithstanding the foregoing, any Bond dated after any Record Date and before the following interest payment date shall bear interest from such following interest payment date, provided, however, that if the Issuer shall default in the payment of interest due on such interest payment date, then such Bond shall bear interest from the next preceding interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for on the Bonds, from the Date of Issuance.

     The Bonds shall all mature on September 1, 2020, and shall be subject to redemption on the terms and conditions and at the prices specified in Article III hereof.

     (c) Prior to the Conversion Date, the Bonds shall bear interest at the Variable Rate. From August 19, 2004, through and including August 23, 2004, the Variable Rate shall be equal to 1.28% per annum. Thereafter, the Variable Rate shall be a variable rate of interest equal to the lesser of:

     (i) 10.00% per annum, or

     (ii) that rate which the Remarketing Agent determines, as of each Monday (or if the Remarketing Agent is not open for business on any Monday then on the last preceding day on which it is open for business) commencing Monday, August 23, 2004, is the minimum rate which the Bonds would have to bear in order to enable the Remarketing Agent to remarket the Bonds at par on such date (whether or not any Bonds are actually to be remarketed on such date). In the event of any failure by the Remarketing Agent to so reset the Variable Rate, the immediately preceding Variable Rate shall remain in effect.

     The Variable Rate shall change each Tuesday (whether or not such day is a Business Day) to the rate most recently determined in accordance with the preceding paragraph.

     The Remarketing Agent shall notify the Trustee, and, upon request, the Borrower, the Owners of the Bonds, and the Bank, by facsimile (followed by written verification) of the initial Variable Rate and each change in the Variable Rate by no later than 4:00 p.m. Minneapolis, Minnesota, time on the day that a determination is made under clause (ii) above. The determination of the Variable Rate by the Remarketing Agent shall be conclusive and binding upon the Trustee, the Issuer, the Borrower, the Bank and the Owners of the Bonds.

     (d) The Bonds shall bear interest at the Fixed Rates from and after the Conversion Date until their stated maturities. The Fixed Rates shall be provided for, as follows:

     (i) Not less than 25 days prior to the Conversion Date, the Remarketing Agent shall deliver to the Trustee, the Bank and the Borrower a schedule of the interest rate or rates constituting the Fixed Rates. A separate interest rate shall be assigned to each stated maturity, and shall be the rate which, in the judgment of the Remarketing Agent, is the minimum rate which Bonds of such stated maturity must bear in order to enable the Remarketing Agent to remarket such Bonds at par on the Conversion Date.

     (ii) Upon receipt from the Remarketing Agent of the schedule of the Fixed Rates, the Trustee shall cause the minimum denomination of the Bonds to be reduced from $100,000 to $5,000 and shall allocate to each $5,000 of principal amount of Bonds Outstanding a stated maturity and a Fixed Rate in accordance with the schedule of the Fixed Rates prepared by the Remarketing Agent.

     (iii) On the Conversion Date, the interest rate on the Bonds shall be converted from the Variable Rate to the Fixed Rates determined by the Remarketing Agent in accordance with clause (i).

     (e) Prior to the Conversion Date, interest on the Bonds shall be computed on the basis of a 365-day or 366-day year, as the case may be, and the actual number of days elapsed. On and after the Conversion Date, interest on the Bonds shall be computed on the basis of a 360-day year of twelve 30-day months. The principal of and premium, if any, on the Bonds shall be payable in lawful money of the United States of America at the designated office of the Trustee, or of its successor in trust. The Purchase Price of the Bonds shall be payable in lawful money of the United States of America by the Trustee to the Owner of Bonds entitled to receive such Purchase Price at its address shown on the registration books maintained by the Trustee, unless otherwise instructed by such Owner at least 24 hours prior to the time such Purchase Price is due. Payment of interest on the Bonds shall be made on each interest payment date to the Owner thereof as of the applicable Record Date by check mailed by the Trustee to such Owner at its address as it appears on the registration books maintained by the Trustee or at such other address as is furnished to the Trustee in writing by such Owner, or in such other manner as may be mutually acceptable to the Trustee and the Owner of any Bond, including payment made by wire transfer.

     Section 2.03. Execution; Limited Obligations. The Bonds shall be executed on behalf of the Issuer with the manual or facsimile signature of one or more officers of the Issuer. All authorized facsimile signatures shall have the same force and effect as if manually signed. The Bonds shall not be general obligations of the Issuer but shall be limited and special obligations payable solely from the amounts payable under the Agreement and other amounts specifically pledged therefor under this Indenture, and shall be a valid claim of the respective Owners thereof only against the Bond Fund and other money held therefor by the Trustee and the amounts payable under the Agreement or otherwise pledged therefor, which amounts are hereby pledged, assigned and otherwise secured for the equal and ratable payment of the Bonds and shall be used for no other purpose than to pay the principal of, premium, if any, and interest on the Bonds, except as may be otherwise expressly authorized in this Indenture. The principal of, premium, if any, and interest on the Bonds shall be payable solely and only from the Bond Fund, except as otherwise specifically provided hereby. Neither the State, nor any political subdivision thereof or body corporate and politic of the State other than the Issuer shall in any event be liable for the payment of the principal of or interest on the Bonds or for the performance of any pledge, obligation or agreement of any kind whatsoever of Issuer, and none of the Bonds or any of Issuer’s agreements or obligations hereunder or in the Bonds shall be construed to constitute an indebtedness of the State or any political subdivision or body corporate and politic of the State other than the Issuer, within the meaning of any constitutional or statutory provision whatsoever. Neither the faith and credit nor the taxing power of Issuer is pledged to the payment of principal of or interest on the Bonds.

     Section 2.04. Authentication.

     (a) No Bond shall be valid or obligatory for any purpose or entitled to any security or benefit under this Indenture unless and until a certificate of authentication on such Bond substantially in the form set forth in either Exhibit A or Exhibit B attached hereto shall have been duly executed by the Trustee, and such executed certificate of authentication upon any such Bond shall be conclusive evidence that such Bond has been authenticated and delivered under this Indenture. The certificate of authentication on any Bond shall be deemed to have been executed by the Trustee if signed by an authorized signatory of the Trustee, but it shall not be necessary that the same signatory execute the certificate of authentication on all of the Bonds. No Bond shall be authenticated except in accordance with the requirements of Section 2.06.

     (b) In the event any Bond is deemed tendered to the Trustee as provided in Section 4.01 or 4.02 hereof but is not physically delivered to the Trustee, the Issuer shall execute and the Trustee shall authenticate a new Bond of like denomination as that deemed tendered.

     Section 2.05. Form of Bonds. The Bonds and the certificate of authentication to be endorsed thereon prior to the Conversion Date are to be in substantially the form set forth in Exhibit A attached hereto, with appropriate variations, omissions and insertions as permitted or required by this Indenture. The Bonds which bear interest at the Fixed Rates and the certificate of authentication to be endorsed thereon are to be in substantially the form set forth in Exhibit B attached hereto, with appropriate variations, omissions and insertions as permitted or required by this Indenture.

     Section 2.06. Delivery of Bonds. On the Date of Issuance the Issuer shall execute and deliver to the Trustee and the Trustee shall authenticate the Bonds and deliver them as directed by the Issuer as hereinafter in this Section provided.

     Notwithstanding anything else set forth herein, no Bond shall be authenticated and delivered hereunder unless, prior thereto, the following shall be furnished to or filed with the Trustee: (1) duly executed counterparts of the Loan Agreement and this Indenture and the duly executed Letter of Credit; (2) a certified copy of the Bond Resolution; (3) a request and authorization to the Trustee on behalf of the Issuer and signed by the Mayor, the City Administrator or any other officer of the Issuer to authenticate and deliver the Bonds to or at the order of the Original Purchaser thereof and for the purchase price therein identified; and (4) an opinion of Dorsey & Whitney LLP, as Bond Counsel to the Borrower, to the effect that the Bonds have been duly and validly issued and bear interest excludible from gross income for purposes of federal income taxation. Upon payment of the proceeds to the Trustee, the Trustee shall deposit such proceeds to the credit of the Project Fund.

     Section 2.07. Mutilated, Lost, Stolen or Destroyed Bonds. In the event any Bond is mutilated, lost, stolen or destroyed, the Issuer shall execute and the Trustee shall authenticate a new Bond of like date and denomination as that mutilated, lost, stolen or destroyed, provided that, in the case of any mutilated Bond, such mutilated Bond shall first be surrendered to the Issuer or the Trustee, and in the case of any lost, stolen, or destroyed Bond, there first shall be furnished to the Issuer and the Trustee evidence of such loss, theft or destruction satisfactory to the Issuer and the Trustee, together with an indemnity satisfactory to them which indemnity shall, in any event, name the Trustee, the Issuer and the Borrower as a beneficiary. In the event any such Bond shall have matured, the Trustee, instead of issuing a duplicate Bond, may pay the same without surrender thereof, making such requirements as it deems fit for its protection, including a lost instrument bond. The Issuer and the Trustee may charge the Owner of such Bond with their reasonable fees and expenses for such service. In executing a new Bond, the Issuer may rely conclusively upon a representation by the Trustee that the Trustee is satisfied with the adequacy of the evidence presented concerning the mutilation, loss, theft or destruction of any Bond.

     Section 2.08. Transfer of Bonds; Persons Treated as Owners. The Trustee shall keep records for the transfer of the Bonds as provided in this Indenture, and the Trustee is hereby constituted and appointed the Bond Registrar of the Issuer. Upon surrender for transfer of any Bond at the designated office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Owner or his attorney duly authorized in writing, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Bond or Bonds in authorized denominations for a like aggregate principal amount. Any Bond, upon surrender thereof at the designated office of the Trustee duly endorsed for transfer or accompanied by an assignment duly executed by the Owner or his attorney duly authorized in writing, may, at the option of the Owner thereof, be exchanged for an equal aggregate principal amount of Bonds of any denominations authorized by this Indenture in an aggregate principal amount equal to the principal amount of such Bond. In each case, the Trustee may require the payment by the Owner of the Bond requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer.

     The Trustee shall not be required to exchange or register a transfer of (a) any Bonds during the 15-day period next preceding the selection of Bonds to be redeemed and thereafter until the date of the mailing of a notice of redemption of Bonds selected for redemption, or (b) any Bonds selected, called or being called for redemption in whole or in part except, in the case of any Bond to be redeemed in part, the portion thereof not so to be redeemed; provided that the foregoing shall not apply to the registration of transfer of any Bond which has been tendered to the Trustee pursuant to Section 4.06 hereof, and in any such case, for purposes of selection for redemption, the Bond so tendered and the Bond issued to the transferee thereof pursuant to Section 4.08 hereof shall be deemed and treated as the same Bond. If any Bond shall be transferred and delivered pursuant to Section 4.08(a) hereof after such Bond has been called for redemption, the Trustee shall deliver to such transferee a copy of the applicable redemption notice, indicating that the Bond delivered to such transferee has previously been called for redemption.

     The Trustee and the Issuer may treat the person in whose name a Bond is registered as the absolute Owner thereof for all purposes, and neither the Issuer nor the Trustee shall be bound by any notice or knowledge to the contrary, but such registration may be changed as hereinabove provided. All payments made to the Owner shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid.

     Section 2.09. Destruction of Bonds. Whenever any Outstanding Bond shall be delivered to the Trustee for cancellation pursuant to this Indenture, or for replacement pursuant to Section 2.07 hereof, such Bond shall be promptly canceled and cremated or otherwise destroyed by the Trustee.

     Section 2.10. Temporary Bonds. Until Bonds in definitive form are ready for delivery, the Issuer may execute, and, upon the request of the Issuer, the Trustee shall authenticate and deliver, subject to the provisions, limitations and conditions set forth above, one or more Bonds in temporary form, whether printed, typewritten, lithographed or otherwise produced, substantially in the form of the definitive Bonds, with appropriate omissions, variations and insertions, and in authorized denominations. Until exchanged for Bonds in definitive form, such Bonds in temporary form shall be entitled to the benefits of this Indenture. Upon presentation and surrender of any Bond or Bonds in temporary form, the Issuer shall, at the request of the Trustee, execute and deliver to the Trustee, and the Trustee shall authenticate and deliver, in exchange therefor, a Bond or Bonds in definitive form. Such exchange shall be made by the

Trustee without making any charge therefor to the Owner of such Bond in temporary form. Bonds in definitive form may be issued hereunder in typewritten form.

     Section 2.11. Book-Entry System. The Bonds may be issued, either initially or subsequently, in Book-Entry Form by using and delivering to the Depository one typed Bond for each stated maturity of the Bonds, registered to CEDE & Co., and by entering into the Letter of Representations. While the Bonds remain issued in Book-Entry Form, the provisions of this Indenture which conflict with the operation of the Book-Entry System shall not apply, and the provisions of the Letter of Representations relating to such Book-Entry System and the following provisions shall prevail.

     (a) Registration, Recording and Transfer of Ownership. The Depository (or its nominees) shall be and remain recorded on the registration records maintained by the Trustee as the Holder of all Bonds which are in Book-Entry Form. No transfer of any Bond in Book-Entry Form shall be made, except from one Depository to another (or its nominee) or except to terminate the Book-Entry Form. All Bonds of each stated maturity in Book-Entry Form shall be issued and remain in a single Bond certificate registered in the name of the Depository (or its nominee); provided, however, that upon termination of the Book-Entry Form pursuant to the Letter of Representations or as otherwise directed by written notice from the Borrower to the Issuer, Trustee and Depository, the Issuer shall, upon delivery of all Bonds from the Depository, promptly execute, and the Trustee shall thereupon authenticate and deliver, Bonds to all persons who were Beneficial Owners thereof immediately prior to such termination; and the Trustee shall register such Beneficial Owners as Holders of the applicable Bonds. The Trustee, as bond registrar and paying agent, shall maintain accurate books and records of the principal balance, if any, of each such Outstanding Bond in Book-Entry Form, which shall be conclusive for all purposes whatsoever. Upon the authentication of any new Bond in Book-Entry Form in exchange for a previous Bond, the Trustee shall designate thereon the principal balance remaining on such Bond according to the Trustee’s books and records.

     (b) Notices. The Issuer and Trustee shall each give notices to the Depository of such matters and at such times as are required by the Letter of Representations. All notices of any nature required or permitted hereunder to be delivered to a Holder of a Bond in Book-Entry Form shall be transmitted to Beneficial Owners of such bonds at such times and in such manner as shall be determined by the Depository and the Participants in accordance with the Book-Entry System and Letter of Representations.

     (c) Payments. All payments of principal of, premium, if any, and interest on Bonds while in Book-Entry Form shall be paid to the Depository in accordance with the Book-Entry System and Letter of Representations in same day funds by wire transfer. All payments of principal of, premium, if any, and interest on any Bonds in Book-Entry Form due Beneficial Owners shall be made at such times and in such manner as shall be determined by the Depository and the Participants in accordance with the Book-Entry System and Letter of Representations.

     (d) Limitations on Liability. With respect to Bonds in Book-Entry Form, and any Beneficial Owners thereof, except as expressly provided to the contrary herein, the

Issuer, the Borrower and the Trustee shall have no responsibility, liability or obligation of any nature whatsoever with respect to (i) the non-payment to any Beneficial Owner or any other person, other than the Depository, of any amount due for principal or interest; (ii) the failure to give any notice or other information to the applicable Beneficial Owner; (iii) the inaccuracy of the records of the Depository or any Participant, or (iv) the failure in any manner of the Depository or any Participant to timely or properly comply with procedures or requirements of the Book-Entry System. No such payment, failure or inaccuracy shall cause an Event of Default under the Indenture or the Loan Agreement.

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ARTICLE III

REDEMPTION OF BONDS BEFORE MATURITY

     Section 3.01. Extraordinary Redemption. The Bonds are subject to extraordinary redemption in the event that (1) the Borrower shall exercise its option to cause the Bonds to be redeemed as provided in Sections 5.06 or 5.07 of the Agreement, or (2) the Borrower shall be obligated, as a result of the occurrence of a Determination of Taxability, to cause the Bonds to be redeemed as provided in Section 4.08 of the Agreement. If called for extraordinary redemption, the Bonds shall be subject to redemption, subject to any contrary provisions of the Agreement, on the earliest interest payment date for which timely notice of redemption may be given, in whole, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date.

     In addition, the Bonds are subject to mandatory redemption, in whole, on the Automatic Conversion Date, at a redemption price equal to 100% of the principal amount thereof, in the event that any condition precedent required to be satisfied pursuant to Section 4.04 hereof shall not have been satisfied on or prior to the date required therefor.

     Section 3.02. Optional Redemption. On or prior to the Conversion Date, the Bonds are subject to redemption, at the option of the Borrower, with the written consent of the Bank, in whole or in part, on December 1, 2004, and any Interest Payment Date thereafter, and if in part, the Bonds to be redeemed shall be selected as provided in Section 3.07 hereof, at the redemption price of 100% of the principal amount thereof plus accrued interest to the redemption date.

     After the Conversion Date, the Bonds are subject to redemption, at the option of the Borrower, on or after the First Optional Redemption Date, in whole at any time or in part on any interest payment date, and if in part, the Bonds to be redeemed shall be selected as provided in Section 3.07 hereof, at the redemption prices (expressed as percentages of principal amount) set forth in the following table plus accrued interest to the redemption date:

Redemption
Redemption Dates	Prices
First Optional Redemption Date through the following August 31	102%
First Anniversary of the First Optional Redemption Date through the following August 31	101%
Second Anniversary of the First Optional Redemption Date and thereafter	100%

     Section 3.03. Sinking Fund Redemption. All Bonds maturing on September 1, 2020, shall be subject to mandatory sinking fund redemption as provided in this Section. For the retirement of such Bonds, the Borrower has covenanted in the Loan Agreement to deposit in the

Sinking Fund, as required, an amount sufficient to redeem on September 1 of the years indicated below the following principal amounts of the Bonds maturing on September 1, 2020, on the dates specified (each such date being herein called a “Sinking Fund redemption date”) at the principal amount thereof plus accrued interest to the redemption date:

Year	Amount
2005	$280,000
2006	285,000
2007	290,000
2008	305,000
2009	315,000
2010	325,000
2011	330,000
2012	340,000
2013	355,000
2014	365,000
2015	375,000
2016	390,000
2017	400,000
2018	410,000
2019	425,000
2020*	440,000

*Final Maturity

From such cash Sinking Fund payments, to the maximum extent possible, the Trustee shall redeem at 100% of the principal amount thereof plus accrued interest to the Sinking Fund redemption date the Bonds maturing on September 1, 2020. At its option, to be exercised on or before the forty-fifth day next preceding any such Sinking Fund redemption date, the Borrower may (i) deliver to the Trustee for cancellation such Bonds in any aggregate principal amount desired, or (ii) receive a credit in respect of such Sinking Fund redemption obligation for any such Bonds which prior to said date have been purchased or redeemed (otherwise than at the stated maturity thereof or through the operation of such Sinking Fund) and cancelled by the Trustee and not theretofore applied as a credit against such Sinking Fund redemption obligation. Each such Bond so delivered or previously purchased or redeemed shall be credited by the Trustee at 100% of the principal amount thereof on the obligation of the Borrower on such Sinking Fund redemption date and any excess amount shall be credited on future Sinking Fund redemption obligations in chronological order, and the principal amount of such Bonds to be redeemed by operation of the Sinking Fund shall be accordingly reduced. The Borrower shall on or before the forty-fifth day next preceding each such Sinking Fund redemption date furnish the Trustee with a Certificate of the Authorized Borrower Representative indicating whether or not and to what extent the provisions of clauses (i) and (ii) of this Section are to be availed of with respect to such Sinking Fund payment.

     Notwithstanding any other provision hereof or of the Loan Agreement, the Sinking Fund shall be established and maintained by the Trustee as a separate subaccount of the Bond Fund.

     Section 3.04. Notice of Redemption. Notice of the call for redemption, identifying the Bonds or portions thereof to be redeemed, shall be given by the Trustee by mailing first class mail a copy of the redemption notice by at least thirty (30) days but not more than sixty (60) days prior to the date fixed for redemption to the Owner of each Bond to be redeemed in whole or in part at the address shown on the registration records maintained by the Trustee. Any notice mailed as provided in this Section shall be conclusively presumed to have been duly given, whether or not the Owner receives the notice. Notwithstanding the foregoing provisions of this Section 3.04, delivery by the Trustee of a copy of a redemption notice to a transferee of a Bond which has been called for redemption, pursuant to the requirements of Section 2.08, shall be deemed to satisfy the requirements of the first sentence of this Section 3.04 with respect to any such transferee.

     Section 3.05. Redemption Payments. Upon the giving of notice and the deposit of money for redemption at the required times on or prior to the date fixed for redemption, as provided in this Article, interest on the Bonds or portions thereof thus called shall no longer accrue after the date fixed for redemption.

     Section 3.06. Cancellation. All Bonds which have been redeemed shall not be reissued but shall be canceled and cremated or otherwise destroyed by the Trustee in accordance with Section 2.09 hereof.

     Section 3.07. Partial Redemption of Bonds.

     (a) Upon surrender of any Bond for redemption in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to the Owner thereof a new Bond or Bonds of authorized denominations, in an aggregate principal amount equal to the unredeemed portion of the Bond surrendered.

     (b) In case a Bond is of a denomination larger than the minimum authorized denomination, a portion of such Bond may be redeemed, but Bonds shall be redeemed only in principal amounts equal to the minimum authorized denomination or any integral multiple thereof.

     (c) Whenever the Bonds are to be redeemed in part, Bonds which are Pledged Bonds at the time of selection of Bonds for redemption shall be selected for redemption prior to the selection of any other Bonds. After the selection of Pledged Bonds, the Trustee shall select for redemption Bonds in inverse order of maturities (if applicable, after the Conversion Date) and, within any maturity, in such manner as the Trustee may determine.

ARTICLE IV

CONVERSION OF INTEREST RATE; DEMAND

PURCHASE OPTION

     Section 4.01. Conversion of Interest Rate on Optional Conversion Date. The interest rate on the Bonds shall be converted from the Variable Rate to the Fixed Rates upon the exercise of the Conversion Option by the Borrower, with the written consent of the Bank, to be exercised by delivery to the Trustee of a Certificate of the Authorized Borrower Representative specifying the Optional Conversion Date. Upon exercise of the Conversion Option the Bonds shall be subject to mandatory tender for purchase by or on behalf of the Borrower from the Owners thereof on the Optional Conversion Date, and the Owners shall have no right to retain the ownership of their Bonds. Upon receipt of any such notice from the Borrower in the form required hereby, and the satisfaction of the conditions precedent set forth in Section 4.04 hereof, the Trustee shall deliver or mail by first class mail a notice at least thirty (30) days but not more than forty-five (45) days prior to the Optional Conversion Date to the Owner of each Bond at the address shown on the registration books. Any notice given as provided in this Section shall be conclusively presumed to have been duly given, whether or not the Owner receives the notice. Said notice shall state in substance the following:

     1. The Optional Conversion Date.

     2. That all Owners of Bonds are required to tender their Bonds to the Trustee at its Principal Office for purchase at the Purchase Price on the Optional Conversion Date.

     3. That all Owners of Bonds shall be deemed to have tendered their Bonds for purchase on the Optional Conversion Date regardless of whether they tender their Bonds on or prior to such date and no interest will accrue on or after the Optional Conversion Date to the Owners of Bonds tendered or deemed tendered.

All Owners of Bonds shall be required to tender their Bonds to the Trustee for purchase by the Borrower at the Purchase Price, and any such Bonds not delivered to the Trustee on or prior to the Optional Conversion Date (“Undelivered Bonds”), for which there has been irrevocably deposited in trust with the Trustee an amount of money sufficient to pay the Purchase Price of the Undelivered Bonds, shall be deemed to have been purchased on the Conversion Date pursuant to this Section 4.01. IN THE EVENT OF A FAILURE BY AN OWNER OF BONDS TO DELIVER ITS BONDS ON OR PRIOR TO THE OPTIONAL CONVERSION DATE, SAID OWNER SHALL NOT BE ENTITLED TO ANY PAYMENT (INCLUDING ANY INTEREST TO ACCRUE SUBSEQUENT TO THE OPTIONAL CONVERSION DATE) OTHER THAN THE PURCHASE PRICE FOR SUCH UNDELIVERED BONDS, AND ANY UNDELIVERED BONDS SHALL NO LONGER BE ENTITLED TO THE BENEFITS OF THE INDENTURE, EXCEPT FOR THE PURPOSE OF PAYMENT OF THE PURCHASE PRICE THEREFOR.

     Notwithstanding the foregoing, the Borrower may, by written notice given to the Trustee, the Bank, and the Remarketing Agent at least 10 days prior to the Optional Conversion Date, cancel the Conversion Option.

     So long as the Bank shall have honored all conforming draw requests to effect the purchase of Bonds resulting from such conversion, on the Business Day following the Optional Conversion Date, the Trustee shall surrender the Letter of Credit to the Bank for cancellation.

     Section 4.02. Conversion of Interest Rate on Automatic Conversion Date. The interest rate on the Bonds shall be converted from the Variable Rate to the Fixed Rates on the Automatic Conversion Date, and the Bonds shall be subject to mandatory tender for purchase by the Borrower from the Owners thereof on the Automatic Conversion Date. Upon satisfaction of the conditions precedent set forth in Section 4.04, the Trustee shall deliver or mail a notice, conforming to the requirements set forth in Section 4.01 above, at least thirty (30) days but not more than forty-five (45) days prior to the Automatic Conversion Date to the Owner of each Bond at the address shown on the registration books. Any notice given as provided in this Section shall be conclusively presumed to have been duly given, whether or not the Owner receives the notice. If any of the conditions to the establishment of the Conversion Date set forth in Section 4.04 herein are not met, the Bonds shall become subject to extraordinary redemption as provided in Section 3.01 and the Trustee shall provide notice to Bondholders that the Bonds shall be subject to extraordinary redemption on the Automatic Conversion Date.

     All Owners of Bonds shall be required to tender their Bonds to the Trustee for purchase by the Borrower at the Purchase Price, and any Bonds not delivered to the Trustee on or prior to the Automatic Conversion Date (“Undelivered Bonds”), for which there has been irrevocably deposited in trust with the Trustee an amount of money sufficient to pay the Purchase Price of the Undelivered Bonds, shall be deemed to have been purchased pursuant to this Section 4.02. IN THE EVENT OF A FAILURE BY AN OWNER OF BONDS TO DELIVER ITS BONDS ON OR PRIOR TO THE AUTOMATIC CONVERSION DATE, SAID OWNER SHALL NOT BE ENTITLED TO ANY PAYMENT (INCLUDING ANY INTEREST TO ACCRUE SUBSEQUENT TO THE AUTOMATIC CONVERSION DATE) OTHER THAN THE PURCHASE PRICE FOR SUCH UNDELIVERED BONDS, AND ANY UNDELIVERED BONDS SHALL NO LONGER BE ENTITLED TO THE BENEFITS OF THE INDENTURE, EXCEPT FOR THE PURPOSE OF PAYMENT OF THE PURCHASE PRICE THEREFOR.

     So long as the Bank shall have honored all conforming draw requests to effect the purchase of Bonds resulting from such conversion, on the Business Day following the Automatic Conversion Date, the Trustee shall surrender the Letter of Credit to the Bank for cancellation.

     Section 4.03. [Intentionally Omitted].

     Section 4.04. Conditions to Conversion. As conditions to the giving of notice as provided in Section 4.01 or 4.02 above, the Borrower shall provide the Trustee with an opinion of nationally recognized bond counsel to the effect that the proposed conversion of the interest rate on the Bonds from the Variable Rate to the Fixed Rates will not cause the interest on the Bonds to become includible in the gross income of the recipients thereof for purposes of federal income taxation, and the Remarketing Agent shall advise the Trustee of the Fixed Rates.

     Section 4.05. Additional Notices. The Trustee shall promptly provide the Borrower and the Bank copies of any notice delivered to the Owners of the Bonds pursuant to Section 4.01 or 4.02 hereof and any notice received by the Trustee from any Owner of a Bond pursuant to Section 4.01 or 4.02 hereof.

     Section 4.06. Demand Purchase Option. Prior to the Conversion Date, any Bond shall be purchased at the Purchase Price from the Owner thereof upon:

     (i) delivery in care of the Trustee at its principal office and to the Remarketing Agent at its principal office of a notice (which shall be irrevocable and effective upon receipt) which states (1) the aggregate principal amount and Bond numbers (or other relevant book-entry account information) of the Bonds to be purchased, and (2) the date on which such Bonds are to be purchased, which date shall be a Business Day not prior to the seventh (7th) day next succeeding the date of delivery of such notice and which date shall be prior to the Conversion Date; and

     (ii) in the event that the Bonds are not then in Book-Entry-Only form, delivery in care of the Trustee at its principal corporate trust offices in Minneapolis, Minnesota, at or prior to 11:00 A.M., Minneapolis, Minnesota, time, on the Business Day preceding the date designated for purchase in the notice described in (i) above, such Bonds to be purchased, with an appropriate endorsement for transfer or accompanied by a bond power endorsed in blank; provided, that if such Bonds are not then in Book-Entry-Only form, such Bonds shall be so purchased pursuant to this Section 4.06 only if the Bonds are delivered to the Trustee and conform in all respects to the description thereof in the notice described in clause (i).

     Section 4.07. Funds for Purchase of Bonds. On the date Bonds are to be purchased pursuant to Section 4.01, 4.02 or 4.06 hereof, such Bonds shall be purchased at the Purchase Price only from the funds listed below. Funds for the payment of the Purchase Price shall be derived from the following sources in the order of priority indicated:

     (i) money drawn by the Trustee under the Letter of Credit;

     (ii) the proceeds of the sale of such Bonds which have been remarketed by the Remarketing Agent to any entity other than the Borrower or the Issuer prior to 11:00 a.m., Minneapolis, Minnesota time, on the Business Day preceding the date such Bonds are to be purchased in an amount which the Remarketing Agent has telephonically notified the Trustee is on deposit with the Remarketing Agent to be transferred to the Trustee by the Remarketing Agent pursuant to the Remarketing Agreement; and

     (iii) any other money furnished to the Trustee and available for such purpose.

     Section 4.08. Delivery of Purchased Bonds.

     (a) Bonds purchased with money described in Section 4.07(i) hereof with respect to which reimbursement is made to the Bank from proceeds of a remarketing effected by the Remarketing Agent, and Bonds purchased with money described in

Section 4.07(ii) hereof, shall be delivered by the Trustee to the Remarketing Agent for redelivery to or upon the order of the purchasers thereof.

     (b) Bonds purchased with money described in Section 4.07(i) hereof with respect to which reimbursement shall not have been made to the Bank shall be held by the Trustee for the benefit of the Bank pursuant to the Credit Agreement or otherwise.

     (c) Bonds purchased with money described in Section 4.07(iii) shall, at the direction of the Borrower, be (i) delivered as instructed by the Borrower or (ii) canceled by the Trustee; provided, however, that any Bonds so purchased after the selection thereof by the Trustee for redemption shall be canceled by the Trustee.

     (d) The Trustee shall deliver to the person to whom the Trustee is to deliver such Bonds the due bills, if any, delivered to the Trustee with such Bonds in accordance with Section 4.06 hereof.

     Bonds delivered as provided in this Section shall be registered in the manner directed by the recipient thereof.

     Section 4.09. Delivery of Proceeds of Sale of Purchased Bonds.

     (a) Except in the case of the sale of any Pledged Bonds, the proceeds of the sale of any Bonds delivered to the Trustee pursuant to Section 4.01, 4.02 or 4.06 hereof shall be held in a separate subaccount of the Bond Fund and, to the extent not required to pay the Purchase Price thereof in accordance with Section 4.07 hereof, shall be paid to or upon the order of the Bank for payment of any obligations owed the Bank under the Reimbursement Agreement or, if the obligations then due the Bank under the Reimbursement Agreement have been satisfied, such proceeds shall be delivered to the Borrower. Such proceeds shall be invested as provided in Article VII.

     (b) In the event the Remarketing Agent shall have remarketed any Pledged Bonds, and the Bank shall have released such Pledged Bonds from the lien of the Credit Agreement and shall have delivered to the Trustee a written notice of reinstatement of the Letter of Credit, increasing the amount of the Letter of Credit by an amount equal to the principal amount of released Pledged Bonds, plus an amount equal to 45 days’ interest thereon at the maximum rate of 10.00% per annum, such Bonds shall be delivered by the Trustee to the Remarketing Agent, in accordance with Section 4.08(a) hereof, and the proceeds of sale of such Bonds shall be delivered to the Bank.

     Section 4.10. Duties of Trustee with Respect to Purchase of Bonds.

     (a) The Trustee shall hold all Bonds delivered to it pursuant to Section 4.01, 4.02 or 4.06 hereof in trust for the benefit of the respective Owners of Bonds which shall have so delivered such Bonds until money representing the Purchase Price of such Bonds shall have been delivered to or for the account of or to the order of such Owners of Bonds.

     (b) The Trustee shall hold all money delivered to it pursuant to this Indenture for the purchase of Bonds in a separate account in trust for the benefit of the person or entity which shall have so delivered such money until the Bonds purchased with such money shall have been delivered to or for the account of such person or entity.

     (c) The Trustee shall promptly deliver to the Borrower and the Bank a copy of each notice delivered to it in accordance with Section 4.06 hereof.

     (d) Upon any failure of the delivery to it of Bonds in accordance with said Section 4.06, the Trustee shall give telephonic or telegraphic notice thereof to the Borrower, the Remarketing Agent and the Bank.

     (e) The Trustee shall draw money under the Letter of Credit in accordance with the terms thereof to the extent required by Sections 4.07 and 6.13 hereof to provide for timely payment of the Purchase Price of Bonds.

     Section 4.11. Election by Bank to Purchase Bonds. Prior to the Letter of Credit Termination Date, at the option of the Bank, the Bonds are subject to purchase by the Bank, in whole but not in part, from proceeds derived from a draw under the Letter of Credit if the Bank notifies the Trustee than an Event of Default has occurred under the Credit Agreement and the Bank has elected to purchase rather than accelerate the Bonds. In such event, the Trustee shall draw money under the Letter of Credit in accordance with the terms thereof to pay the Purchase Price of the Bonds on the payment date selected by the Trustee, which payment date shall be a date not more than two Business Days after the date the Trustee receives notice as aforesaid from the Bank.

ARTICLE V

GENERAL COVENANTS

     Section 5.01. Payment of Principal, Premium, if any, and Interest. The Issuer covenants that it will promptly pay or cause to be paid the principal of, premium, if any, and interest on every Bond issued under this Indenture at the place, on the dates, and in the manner provided herein and in said Bonds according to the true intent and meaning thereof, but solely from the amounts pledged therefor which are from time to time held by the Trustee in the Bond Fund. The principal of, premium, if any, and interest on the Bonds are payable from the amounts to be paid under the Agreement and otherwise as provided herein and in the Agreement, which amounts are hereby specifically pledged to the payment thereof in the manner and to the extent herein specified, and nothing in the Bonds or in this Indenture shall be construed as pledging any other funds or assets of the Issuer. Neither the Issuer, the State, nor any political subdivision of the State shall in any event be liable for the payment of the principal of, premium, if any, or interest on any of the Bonds or for the performance of any pledge, obligation or agreement undertaken by the Issuer except to the extent that the money pledged herein is sufficient therefor.

     No Owner of any Bonds has the right to compel any exercise of any taxing power of the Issuer, the State or any political subdivision of the State to pay the Bonds or the interest thereon, and the Bonds do not constitute an indebtedness of the Issuer or a loan of credit thereof within the meaning of any constitutional or statutory provision.

     Section 5.02. Performance of Covenants. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture and in the Agreement, in any and every Bond executed, authenticated and delivered hereunder and in all of its proceedings pertaining hereto. The Issuer covenants that it is duly authorized under the Constitution and laws of the State, including particularly and without limitation the Act, to issue the Bonds and to execute this Indenture, to assign the Agreement, and to pledge the amounts to be paid under the Agreement and other amounts hereby pledged in the manner and to the extent herein set forth, that all action on its part for the issuance of the Bonds and the execution and delivery of this Indenture has been duly and effectively taken, and that the Bonds in the hands of the Owners thereof are and will be valid and enforceable obligations of the Issuer according to the terms thereof and hereof.

     Section 5.03. Instruments of Further Assurance. The Issuer will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such indentures supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better assuring, transferring, conveying, pledging, assigning and confirming unto the Trustee all and singular the amounts pledged hereby to the payment of the principal of, premium, if any, and interest on the Bonds. The Issuer, except as herein and in the Agreement provided, will not sell, convey, mortgage, encumber or otherwise dispose of any part of the amounts, revenues and receipts payable under the Agreement or its rights under the Agreement.

     Section 5.04. Recording and Filing. The Borrower has agreed pursuant to the Agreement that it will cause all financing statements related to this Indenture and all supplements hereto to be recorded and filed in such manner and in such places as may from time to time be required by law in order to preserve and protect fully the security of the Owners of the Bonds and the rights of the Trustee hereunder, and to take or cause to be taken any and all other action necessary to perfect the security interest, pledge and assignment created by this Indenture, as the Trustee may request.

     Section 5.05. Inspection of Books. All books and records, if any, in the Issuer’s possession relating to the Project and the amounts derived from the Project shall at all reasonable times be open to inspection by such accountants or other agents as the Trustee may from time to time designate.

     Section 5.06. Rights Under Agreement. The Agreement, a duly executed counterpart of which has been filed with the Trustee, sets forth the covenants and obligations of the Issuer and the Borrower, and reference is hereby made to the Agreement for a detailed statement of said covenants and obligations of the Borrower thereunder, and the Issuer agrees that the Trustee in its name or in the name of the Issuer may enforce all rights of the Issuer and all obligations of the Borrower under and pursuant to the Agreement for and on behalf of the Owners of Bonds, whether or not the Issuer is in default hereunder.

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ARTICLE VI

REVENUES AND FUNDS

     Section 6.01. Creation of the Bond Fund. There is hereby established with the Trustee a trust fund designated the Bond Fund, which shall be used to pay when due the principal and Purchase Price, as applicable, of, premium, if any, and interest on the Bonds.

     Section 6.02. Payments into the Bond Fund. There shall be deposited into the Bond Fund from time to time the following:

     (a) all payments specified in Section 4.02 of the Agreement;

     (b) any money drawn under the Letter of Credit which money shall be deposited in a separate sub-account of the Bond Fund and shall not be commingled with any other money held by the Trustee;

     (c) amounts held by the Trustee pursuant to Section 4.10(b) hereof, which amounts shall be deposited in a separate subaccount of the Bond Fund; and

     (d) all other money received by the Trustee under and pursuant to any of the provisions of the Agreement which is required to be or which are accompanied by directions that such money is to be paid into the Bond Fund.

     Section 6.03. Use of Money in the Bond Fund. Except as provided in Sections 4.07, 4.10 and 6.12 hereof, money in the Bond Fund shall be used solely for the payment of the principal of, premium, if any, and interest on the Bonds and for the redemption of the Bonds prior to maturity. Funds for the payment of the principal of and interest on the Bonds shall be derived from the following sources in the order of priority indicated:

     (i) money drawn by the Trustee under the Letter of Credit;

     (ii) money on deposit in the Bond Fund from payments made by the Borrower under Section 4.02 of the Agreement; and

     (iii) any other money furnished to the Trustee and available for such purpose.

     Section 6.04. Rebate Fund. There is hereby established with the Trustee a trust fund designated the Rebate Fund, which shall be disbursed in accordance with the provisions of the Agreement and this Indenture.

     Section 6.05. Payments into the Rebate Fund; Investments. The Trustee shall make information regarding the Bonds and investments hereunder available to the Borrower, and shall make deposits and disbursements into the Rebate Fund as directed by the Borrower in order that the Borrower may comply with the provisions of Section 4.08(d) of the Agreement and Section 6.06 hereof.

     Section 6.06. Disbursements from Rebate Fund. Not later than 60 days after each installment computation date and not later than 60 days after the final computation date, the Trustee shall, at the direction of the Borrower, cause to be paid to the United States an amount equal to not less than the minimum amount required to be rebated to the United States in respect of the Bonds under Section 148(f) of the Internal Revenue Code and pertinent regulations. In any event, not later than 60 days after the final computation date, the Trustee shall, at the direction of the Borrower, pay to the United States one hundred percent (100%) of the rebatable arbitrage owing with respect to the Bonds under Section 148(f) of the Internal Revenue Code and pertinent regulations. All payments to be made under this Section by the Trustee shall be made solely from amounts on deposit in the Rebate Fund or from other amounts made available therefor by the Borrower or the Bank; provided, however, that the Trustee shall not be entitled to draw money under the Letter of Credit for deposit in the Rebate Fund. Each payment shall be accompanied by such documents as may be required by then applicable Treasury Regulations and by a statement prepared by or on behalf of the Borrower and furnished to the Trustee summarizing the determination of the amount to be paid to the United States. In performing the obligations set forth in this Section 6.06, all provisions of Section 4.08(d) of the Loan Agreement shall be incorporated herein.

     Section 6.07. Creation of the Project Fund. There is hereby created by the Issuer and ordered established with the Trustee a trust fund to be designated the Project Fund, which shall be disbursed in accordance with the Agreement and this Indenture.

     Section 6.08. Payments into the Project Fund. Upon the original issuance and delivery of the Series 2004 Bonds, the entire proceeds of the sale of the Series 2004 Bonds shall be deposited in the Project Fund. Such additional moneys shall be deposited into the Project Fund as shall be required pursuant to the Loan Agreement or the Credit Agreement to provide for the refunding in full of the Refunded Bonds.

     Section 6.09. Disbursements from Project Fund.

     (a) Moneys in the Project Fund shall be disbursed only for Project Costs and only in accordance with the provisions of Section 3.03 of the Loan Agreement, and the applicable provisions of the Credit Agreement. The Trustee is hereby authorized and directed to issue its checks for each disbursement to be made from the Project Fund.

     (b) The Trustee shall maintain true and complete records pertaining to the Project Fund and all disbursements therefrom.

     Section 6.10. Nonpresentment of Bonds. In the event any Bond shall not be presented for payment when the principal thereof becomes due, either at maturity, or at the date fixed for redemption thereof, or otherwise, if funds sufficient to pay any such Bond shall have been made available to the Trustee for the benefit of the Owner thereof, all liability of the Issuer to the Owner thereof for the payment of such Bond shall forthwith cease, terminate and be completely discharged, and thereupon it shall be the duty of the Trustee to hold such funds, without liability for interest thereon, for the benefit of the Owner of such Bond who shall thereafter be restricted exclusively to such funds for any claim of whatever nature on his part under this Indenture with respect to such Bond.

     Section 6.11. Money to be Held in Trust. All money required to be deposited with or paid to the Trustee for the account of any fund or account referred to in any provision of this Indenture or the Agreement shall be held by the Trustee in trust, and shall, while held by the Trustee, constitute part of the Trust Estate and be subject to the lien and security interest created hereby.

     Section 6.12. Repayment to the Bank and the Borrower from the Bond Fund or the Rebate Fund. In the event that any payment of interest or principal by the Borrower is on deposit in the Bond Fund on the date such payment is due on the Bonds and the Trustee has drawn money under the Letter of Credit to make such payment on the Bonds, the Trustee shall transfer amounts on deposit in the Bond Fund to the extent of the amount so drawn under the Letter of Credit to the Bank to be applied to the satisfaction of the reimbursement obligations under the Credit Agreement. Any amounts remaining in the Bond Fund, the Project Fund, the Rebate Fund or any other fund or account created hereunder after payment in full of the principal of, premium, if any, and interest on the Bonds, the fees, charges and expenses of the Trustee and all other amounts required to be paid hereunder, including any amounts due the United States under Section 148 of the Code, and including any amounts owing to the Issuer under the Loan Agreement or this Indenture, shall be paid immediately to the Bank to the extent of any indebtedness owed to the Bank under the Credit Agreement, and, after repayment of all such indebtedness and the payment of the fees, charges and expenses of the Issuer and the Remarketing Agent, to the Borrower.

     Section 6.13. Letter of Credit and Substitute Letter of Credit.

     (a) During the term of the Letter of Credit, the Trustee shall draw money under the Letter of Credit in accordance with the terms thereof (i) to pay the principal of and interest on the Bonds when due (whether on an interest payment date or by reason of maturity, redemption, acceleration of maturity or otherwise), and (ii) to pay the Purchase Price of Bonds when due. Specifically, the Trustee’s duties shall include, but not be limited to, submitting to the Bank a drawing under the Letter of Credit in accordance with the provisions thereof by not later than 10:30 a.m., Milwaukee, Wisconsin time, one Business Day in advance of any date on which the principal of, Purchase Price for, or interest on the Bonds is due. The Trustee shall not draw on the Letter of Credit to make payments with respect to Pledged Bonds or Bonds owned by the Borrower.

     (b) At any time during the term hereof, the Trustee shall accept delivery of any Substitute Letter of Credit delivered to it by or on behalf of the Borrower in accordance with the provisions of Section 4.10 of the Loan Agreement and meeting the requirements of Section 4.10(a) and 4.10(b) of the Loan Agreement. The Trustee shall give notice of such Substitute Letter of Credit to the owners of 100% in aggregate principal amount of the Bonds in accordance with the provisions of Section 10.11 hereof. Upon the effective date of the Substitute Letter of Credit, the Trustee shall cancel and return to the former Bank the former Letter of Credit.

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ARTICLE VII

INVESTMENT OF MONEY

     Any money held as a part of the Bond Fund, including any remarketing proceeds, shall be invested or reinvested by the Trustee, to the extent permitted by law, in Governmental Obligations maturing not later than the date when needed and, in any event, in not more than 30 days. Any money held as a part of any other Fund hereunder shall be invested or reinvested by the Trustee, to the extent permitted by law, at the written request of and as directed by a Borrower Representative, in any of the following Qualified Investments: (i) Governmental Obligations; or (ii) certificates of deposit or time deposits (including savings accounts) with the Bank or with any other banking or savings institution which is insured by the Federal Deposit Insurance Corporation; or (iii) any other investment authorized by law which is approved in writing by the Bank; or (iv) money market funds the assets of which are obligations of or guaranteed by the United States of America, including those of the Trustee.

     The Trustee may make any and all such investments through itself or any bank or trust company under common control with the Trustee. All such investments shall at all times be a part of the fund or account from which the money used to acquire such investments shall have come and all income and profits on such investments shall be credited to, and losses thereon shall be charged against, such fund. Investments in the Rebate Fund and Project Fund shall be made so as to mature or be subject to redemption at the option of the owner thereof on or prior to the date or dates that the Borrower anticipates that money therefrom will be required. All investments hereunder shall be registered in the name of the Trustee, as Trustee under this Indenture. All investments hereunder shall be held by or under the control of the Trustee. The Trustee shall sell and reduce to cash a sufficient amount of investments in the Bond Fund whenever the cash balance in the Bond Fund is insufficient, together with any other funds available therefor, to pay the principal or Purchase Price, as applicable, of, premium, if any, and interest on the Bonds when due.

     In the event that the Borrower upon the advice of nationally recognized bond counsel or special tax counsel is of the opinion that it is necessary to restrict or limit the yield on the investment of any moneys, securities or other obligations paid to or held by the Trustee under the Indenture in order to comply with or implement those provisions of the documents intended to prevent the Bonds (or any series or portion thereof) from being considered an “arbitrage bond” within the meaning of Section 148 of the Code and regulations thereunder, the Borrower shall issue to the Trustee a written notice to such effect (no other direction being required), and the Trustee hereby agrees to take such actions as may be necessary to restrict the yield on such moneys, securities or other obligations in accordance therewith.

ARTICLE VIII

DISCHARGE OF INDENTURE

     Section 8.01. Discharge of Indenture. If the Issuer shall pay or cause to be paid, in accordance with the provisions of this Indenture, to the Owners of the Bonds, the principal of, premium, if any, and interest due or to become due thereon at the times and in the manner stipulated therein, and if the Issuer shall not then be in default in any of the other covenants and promises in the Bonds and in this Indenture expressed as to be kept, performed and observed by it or on its part and if the Issuer shall pay or cause to be paid to the Trustee all sums of money due or to become due according to the provisions hereof, then these presents and the estate and rights hereby granted shall cease, determine and be void, whereupon the Trustee shall cancel and discharge the lien of this Indenture, and execute and deliver to the Issuer such instruments in writing as shall be requested by the Issuer and requisite to release the lien hereof and reconvey, release, assign and deliver unto the Issuer any and all of the estate, right, title and interest in and to any and all rights or property conveyed, assigned or pledged to the Trustee or otherwise subject to the lien of this Indenture, except amounts in the Bond Fund or Rebate Fund required to be paid to the United States under Section 6.06 hereof or to such other party as is provided for under Section 6.12 hereof and except cash held by the Trustee for the payment of the principal or Purchase Price of, premium, if any, or interest on particular Bonds.

     Section 8.02. Defeasance of Bonds. Any Bonds shall be deemed to be paid within the meaning of this Article and for all purposes of this Indenture when: (a) payment of the principal of and premium, if any, on such Bond, plus interest thereon (and, if the Bonds shall at the time bear interest at the Variable Rate, the rate of interest thereon for purposes of this section shall assumed to be the maximum rate of 10.00%) to the due date thereof (whether such due date is by reason of maturity or upon redemption as provided herein) either (i) shall have been made or caused to be made in accordance with the terms thereof, or (ii) shall have been provided for by irrevocably depositing with the Trustee, in trust and irrevocably set aside exclusively for such payment, (1) money sufficient to make such payment or (2) Governmental Obligations maturing as to principal and interest in such amounts and at such times as will ensure the availability of sufficient money to make such payment; (b) all payments to the United States under Section 6.06 hereof or Section 4.08(d) of the Loan Agreement, and all necessary and proper fees, compensation and expenses of the Trustee and the Issuer pertaining to the Bonds with respect to which such deposit is made, shall have been paid or the payment thereof provided for to the satisfaction of the Trustee; and (c) the rating on the Bonds, if any, shall be confirmed by the Rating Agency. Bonds defeased pursuant to this Section shall be paid in full by no later than the next forthcoming Interest Payment Date. At such time as a Bond shall be deemed to be paid hereunder, as aforesaid, such Bond shall no longer be secured by or entitled to the benefits of this Indenture, except for the purposes of any such payment from such money or Governmental Obligations.

     Notwithstanding the foregoing, no deposit under clause (a)(ii) of the immediately preceding paragraph shall be deemed payment of such Bonds as aforesaid until (a) proper notice of redemption of such Bonds shall have been previously given in accordance with Article III of this Indenture, or in the event said Bonds are not by their terms subject to redemption within the next succeeding sixty (60) days, until the Borrower shall have given the Trustee, in form satisfactory to the Trustee, irrevocable instructions to notify, as soon as practicable, the Owners of the Bonds, that the deposit required by (a)(ii) above has been made with the Trustee and that said Bonds are deemed to have been paid in accordance with this Section 8.02 and stating the maturity or redemption date upon which money is to be available for the payment of the principal of and the applicable redemption premium, if any, on said Bonds, plus interest thereon to the due date thereof, or (b) the maturity of such Bonds.

     All money so deposited with the Trustee as provided in this Section 8.02 may also be invested and reinvested, at the direction of the Borrower, in Governmental Obligations, maturing in the amounts and times as hereinbefore set forth, and all income from all Governmental Obligations in the hands of the Trustee pursuant to this Section 8.02 which is not required for the payment of the Bonds and interest and premium, if any, thereon with respect to which such money shall have been so deposited shall be deposited in the Bond Fund as and when realized and collected for use and application as is other money deposited in the Bond Fund.

     The Trustee hereby covenants that no deposit will knowingly be made or accepted and no use knowingly made of any such deposit which would cause the Bonds to be treated as arbitrage bonds within the meaning of Section 148 of the Code.

     Notwithstanding any provision of any other Article of this Indenture which may be contrary to the provisions of this Section 8.02, all money or Governmental Obligations set aside and held in trust pursuant to the provisions of this Section 8.02 for the payment of Bonds (including interest and premium thereon, if any) shall be applied to and used solely for the payment of the particular Bonds (including the interest and premium thereon, if any) with respect to which such money or Governmental Obligations have been so set aside in trust.

     Anything in Article XI hereof to the contrary notwithstanding, if money or Governmental Obligations have been deposited or set aside with the Trustee pursuant to this Section 8.02 for the payment of Bonds and such Bonds shall not have in fact been actually paid in full, no amendment to the provisions of this Section 8.02 shall be made without the consent of the Owner of each Bond affected thereby.

     Notwithstanding anything else in the Loan Agreement or this Indenture to the contrary, there shall be required as a condition to any defeasance of Bonds hereunder an opinion of nationally recognized bond counsel to the effect that such defeasance will not cause the interest on the Bonds to become includible in the gross income of the recipients thereof for purposes of federal income taxation.

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ARTICLE IX

DEFAULTS AND REMEDIES

     Section 9.01. Defaults. If any of the following events occur, it is hereby declared to constitute a “Default”:

     (a) default in the due and punctual payment of interest on any Bond when due;

     (b) default in the due and punctual payment of the principal of or premium, if any, on any Bond, whether at the stated maturity thereof, or upon proceedings for redemption thereof, or upon the maturity thereof by declaration of acceleration;

     (c) default in the due and punctual payment of the Purchase Price of any Bond at the time required by Section 4.01, 4.02 or 4.06 hereof;

     (d) at any time prior to the Letter of Credit Termination Date, receipt by the Trustee, within 7 Business Days following a drawing under the Letter of Credit, of notice from the Bank that the Letter of Credit will not be reinstated to an amount equal to at least the principal of and 45 days’ interest on all Outstanding Bonds, assuming a maximum interest rate of 10.00% per annum;

     (e) receipt by the Trustee of notice from the Bank that an “Event of Default” has occurred under the Credit Agreement, together with a direction from the Bank to the Trustee requiring the acceleration, or purchase by the Bank in lieu of acceleration, of the Bonds;

     (f) prior to the Letter of Credit Termination Date, the date on which the Bank notifies the Trustee or the date that the Trustee otherwise ascertains that a Bank Insolvency has occurred, unless the Borrower shall have exercised its Conversion Option or unless the Borrower shall have furnished the Trustee with a Substitute Letter of Credit, as more fully provided by the Loan Agreement and this Indenture.

     Section 9.02. Acceleration. Upon the occurrence of (i) any Default under subsection (a), (b), (c) or (f) of Section 9.01, the Trustee may, and, at the written request of the Owners of not less than twenty-five percent (25%) in aggregate principal amount of Outstanding Bonds shall, or (ii) any Default under subsection (d) or (e) of Section 9.01, the Trustee shall, by notice in writing delivered to the Issuer and the Borrower, immediately declare the principal of all Bonds and the interest accrued thereon to the date of such acceleration to be immediately due and payable. Interest on the Bonds shall cease to accrue on the date of declaration of acceleration. Prior to the Letter of Credit Termination Date upon the occurrence of an Event of Default under Section 9.01(e), the Trustee, at the direction of the Bank, shall, by notice in writing delivered to the Issuer and the Borrower, either (i) declare the principal of all Bonds and the interest accrued thereon to the date of such acceleration to be immediately due and payable or (ii) call all the Bonds for purchase as provided in Section 4.11 hereof. Upon any declaration of acceleration hereunder, the Trustee may immediately declare the Loan Repayments required to be made by the Borrower under Section 4.02 of the Loan Agreement to be immediately due and payable and, prior to the Letter of Credit Termination Date, shall immediately draw money under the Letter of Credit to pay (i) the principal of all Outstanding Bonds and the accrued interest thereon to the date of acceleration to the extent required by Section 6.13 hereof or (ii) the Purchase Price of all Outstanding Bonds on the date of purchase as provided in Section 4.11 hereof.

     Section 9.03. Other Remedies; Rights of Owners of Bonds. Subject to the provisions of Section 9.02 hereof, upon the occurrence of a Default, and, if prior to the Letter of Credit Termination Date, acceleration of the Bonds, the Trustee may pursue any available remedy at law or in equity to enforce the payment of the principal of, premium, if any, and interest on the Outstanding Bonds.

     Subject to the provisions of Section 9.02 hereof, if a Default and, if prior to the Letter of Credit Termination Date, acceleration of the Bonds, shall have occurred and be continuing and if requested so to do by the Owners of twenty-five percent (25%) in aggregate principal amount of Outstanding Bonds and provided the Trustee is indemnified as provided in Section 10.01(1) hereof, the Trustee shall be obligated to exercise such one or more of the rights and powers conferred by this Section and by Section 9.02 hereof, as the Trustee, being advised by counsel, shall deem most expedient in the interests of the Owners of Bonds.

     Subject to the provisions of Section 9.02 hereof, no remedy by the terms of this Indenture conferred upon or reserved to the Trustee (or to the Owners of Bonds) is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee or to the Owners of Bonds hereunder or now or hereafter existing at law or in equity.

     No delay or omission to exercise any right or power accruing upon any Default shall impair any such right or power or shall be construed to be a waiver of any such Default or acquiescence therein; such right or power may be exercised from time to time as often as may be deemed expedient.

     No waiver of any Default hereunder, whether by the Trustee or by the Owners of Bonds, shall extend to or shall affect any subsequent Default or shall impair any rights or remedies consequent thereon.

     Section 9.04. Right of Owners of Bonds to Direct Proceedings. Subject to the provisions of Section 9.02 hereof, the Owners of a majority in aggregate principal amount of the Outstanding Bonds shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other proceedings hereunder provided that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture.

     Section 9.05. [Intentionally Omitted].

     Section 9.06. Waiver. Upon the occurrence of a Default, to the extent that such rights may then lawfully be waived, neither the Issuer nor anyone claiming through or under it, shall set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws of any jurisdiction now or hereafter in force, in order to prevent or hinder the enforcement of this Indenture, and the Issuer, for itself and all who may claim through or under it, hereby waives, to the extent that it lawfully may do so, the benefit of all such laws.

     Section 9.07. Application of Money. All money received by the Trustee pursuant to any right given or action taken under the provisions of this Article shall, after payment of the costs and expenses of the proceedings resulting in the collection of such money and of the fees, expenses, liabilities and advances incurred or made by the Trustee (provided that money drawn by the Trustee under the Letter of Credit shall not be used for such purposes), be deposited in the Bond Fund and applied as follows:

     (a) Unless the principal of all the Bonds shall have become or shall have been declared due and payable, all such money shall be applied:

     FIRST — to the payment to the persons entitled thereto of all installments of interest then due on the Bonds, in the order of the maturity of the installments of such interest (with interest on overdue installments of such interest, to the extent permitted by law, at any applicable late payment rate provided for herein or in the Bonds) and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or privilege; and

     SECOND — to the payment to the persons entitled thereto of the unpaid principal of and premium, if any, on any of the Bonds which shall have become due (other than Bonds matured or called for redemption for the payment of which money is held pursuant to the provisions of this Indenture), with interest on overdue installments of principal and premium, if any, to the extent permitted by law, at any applicable late payment rate provided for herein or in the Bonds and, if the amount available shall not be sufficient to pay in full all Bonds due on any particular date, then to the payment ratably according to the amount of principal due on such date, to the persons entitled thereto without any discrimination or privilege; and

     THIRD — to the payment to the persons entitled thereto as the same shall become due of the principal of and premium, if any, and interest on the Bonds which may thereafter become due and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with interest and premium, if any, then due and owing thereon, payment shall be made ratably according to the amount of interest, principal and premium, if any, due on such date to the persons entitled thereto without any discrimination or privilege.

     (b) If the principal of all the Bonds shall have become due or shall have been declared due and payable, all such money shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due, respectively, for principal and interest, to the persons entitled thereto without any discrimination or privilege, with interest on overdue installments of interest or principal, to the extent permitted by law, at any applicable late payment rate provided for herein or in the Bonds.

     (c) If the principal of all the Bonds shall have been declared due and payable and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article, then, subject to the provisions of Section 9.07(b) hereof, in the event that the principal of all the Bonds shall later become due or be declared due and payable, the money shall be applied in accordance with the provisions of Section 9.07(a) hereof.

     Whenever money is to be applied pursuant to the provisions of this Section, such money shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such money available for application and the likelihood of additional money becoming available for such application in the future. Subject to Section 9.02 hereof, whenever the Trustee shall apply such funds, it shall fix the date (which shall be an interest payment date unless it shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such dates shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such money and of the fixing of any such date, and shall not be required to make payment to the Owner of any Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

     Whenever the principal of, premium, if any, and interest on all Bonds have been paid under the provisions of this Section and all expenses and charges of the Trustee have been paid or duly provided for, any balance remaining in the Bond Fund shall be paid to the Borrower or the Bank as provided in Section 6.12 hereof.

     Money drawn under the Letter of Credit shall be applied only to the payment of principal or Purchase Price of, and interest on, the Bonds.

     Section 9.08. Remedies Vested in Trustee. All rights of action (including the right to file proofs of claim) under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceeding relating thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any Owners of the Bonds, and any recovery of judgment shall be for the equal and ratable benefit of the Owners of the Outstanding Bonds.

     Section 9.09. Rights and Remedies of Owners of Bonds. No Owner of any Bond shall have any right to institute any suit, action or proceeding at law or in equity for the enforcement of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder, unless (subject to the provisions of Section 9.02 hereof) (i) a Default has occurred of which the Trustee has been notified as provided in Section 10.01(h) hereof, or of which by said subsection it is deemed to have notice, (ii) the Owners of twenty-five percent (25%) in aggregate principal amount of Outstanding Bonds shall have made written request to the Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding and shall have offered to the Trustee indemnity as provided in Section 10.01(1), and (iii) the Trustee shall thereafter fail or refuse to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding. Such notification, request and offer of indemnity are hereby declared in every case at the option of the Trustee to be conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for the enforcement of this Indenture, or for the appointment of a receiver or for any other remedy hereunder, it being understood and intended that no one or more Owners of the Bonds shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Indenture by their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or equity shall be instituted, had and maintained in the manner herein provided and for the equal and ratable benefit of the Owners of all Outstanding Bonds. However, nothing contained in this Indenture shall affect or impair the right of any Owner of Bonds to enforce the payment of the principal of, premium, if any, and interest on any Bond at and after the maturity thereof, or the obligation of the Issuer to pay the principal of, premium, if any, and interest on each of the Bonds issued hereunder to the respective Owners thereof at the time and place, from the source and in the manner in the Bonds expressed. No Owner of any Bond shall have any right to institute any suit, action or proceeding at equity or at law to enforce a drawing under the Letter of Credit, except as may be specifically required under the provisions of this Indenture.

     Section 9.10. Termination of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture by the appointment of a receiver or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Owners of Bonds shall be restored to their former positions and rights hereunder, respectively, with regard to the property subject to this Indenture, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

     Section 9.11. Waivers of Default. Subject to the further provisions of this Section, the Trustee shall waive any Default hereunder and its consequences and rescind any declaration of acceleration of principal (and shall waive any corresponding Default under the Agreement and its consequences) upon the written request of the Owners of at least a majority in aggregate principal amount of all Outstanding Bonds. Any default under subsections (d) or (e) of Section 9.01 hereof may be waived only if the Bank shall notify the Trustee in writing that the Letter of Credit has been fully reinstated and the Bank shall have rescinded any notices given pursuant to subsections (d) or (e). Any Default under subsection (e) of Section 9.01 hereof (and the corresponding Default under the Agreement) may only be waived upon the written request of the Bank (and in such case the consent of the Owners of the Bonds shall not be required); and provided further that there shall not be waived any Default specified in subsection (a), (b) or (c) of Section 9.01 hereof unless prior to such waiver or rescission, all arrears of principal and interest (other than principal of or interest on the Bonds which became due and payable by declaration of acceleration), and all expenses of the Trustee in connection with such Default shall have been paid or provided for. In case of any waiver or rescission described above, or in case any proceeding taken by the Trustee on account of any such Default shall have been discontinued or concluded or determined adversely, then and in every such case the Issuer, the

Trustee and the Owners of Bonds shall be restored to their former positions and rights hereunder, respectively, but no such waiver or rescission shall extend to any subsequent or other Default, or impair any right consequent thereon.

     No waiver, rescission or annulment of a Default hereunder shall be made without the written consent of the Bank if the Bank shall theretofore have honored in full all drawings under the Letter of Credit required to be made under the provisions of this Indenture.

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ARTICLE X

TRUSTEE

     Section 10.01. Acceptance of Trusts. The Trustee hereby accepts the trusts imposed upon it by this Indenture, and agrees to perform said trusts, but only upon and subject to the following express terms and conditions:

     (a) The Trustee, prior to the occurrence of a Default and after the curing of all Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Agreement. In case a Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in the exercise of such rights and powers as an ordinary, prudent man would exercise or use in the conduct of his own affairs.

     (b) The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees, and shall be entitled to advice of counsel concerning its duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof. The Trustee may act upon the opinion or advice of any attorney (who may be the attorney or attorneys for the Issuer, the Borrower, the Bank, or the Bank) selected by the Trustee in the exercise of reasonable care. The Trustee shall not be responsible for any loss or damage resulting from any action or inaction taken or not taken, as the case may be, in good faith in reliance upon such opinion or advice.

     (c) The Trustee shall not be responsible for any recital herein or in the Bonds (except with respect to the certificate of authentication endorsed on the Bonds), or for the validity of the execution by the Issuer of this Indenture or of any supplements hereto or instruments of further assurance, or for the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby, and the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Borrower under the Agreement except as hereinafter set forth; but the Trustee may require of the Issuer and the Borrower full information and advice as to the performance of the aforesaid covenants, conditions and agreements. The Trustee shall have no obligation to perform any of the duties of the Issuer under the Agreement.

     (d) The Trustee shall not be accountable for the use of any Bonds authenticated or delivered hereunder. The Trustee may become the Owner of Bonds secured hereby with the same rights which it would have if not the Trustee hereunder.

     (e) The Trustee shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the Owner of any Bond shall be conclusive and binding upon all future owners of the same Bond and upon Bonds issued in exchange therefor or in place thereof.

     (f) As to the existence or nonexistence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate signed by an authorized officer of the Issuer or a Borrower Representative as sufficient evidence of the facts therein contained and prior to the occurrence of a Default of which the Trustee has been notified as provided in Section 10.01(h) hereof, or of which by said subsection the Trustee is deemed to have notice, shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed by it to be necessary or advisable, but shall in no case be bound to secure the same. The Trustee may accept a certificate of the Secretary of the Issuer to the effect that a resolution in the form therein set forth has been adopted by the Issuer as conclusive evidence that such resolution has been duly adopted and is in full force and effect.

     (g) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

     (h) The Trustee shall not be required to take notice or be deemed to have notice of any Default hereunder except for Defaults specified in subsections (a), (b), (c), (d), (e) or (f) of Section 9.01 hereof, unless the Trustee shall be specifically notified in writing of such Default by the Issuer, the Bank, or by the Owners of at least twenty-five percent (25%) in aggregate principal amount of Outstanding Bonds, and all notices or other instruments required by this Indenture to be delivered to the Trustee, must, in order to be effective, be delivered at the Principal Office of the Trustee, and in the absence of such notice so delivered the Trustee may conclusively assume there is no Default except as aforesaid.

     (i) At any and all reasonable times the Trustee, and its duly authorized agents, attorneys, experts, engineers, accountants and representatives, shall have the right fully to inspect all books and records of the Issuer pertaining to the Project and the Bonds, and to make such copies and memoranda from and with regard thereto as may be desired.

     (j) The Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise in respect of the premises.

     (k) Notwithstanding anything elsewhere in this Indenture with respect to the authentication of any Bonds, the withdrawal of any cash, the release of any property or any action whatsoever within the purview of this Indenture, the Trustee shall have the right, but shall not be required, to demand any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that by the terms hereof required as a condition of such action, deemed desirable by the Trustee for the purpose of establishing the right of the Issuer to the authentication of any Bonds, the withdrawal of any cash or the taking of any other action.

     (l) Before taking any action under this Indenture or under the Agreement, other than action under Sections 4.01, 4.02, 4.03, 6.13 or 9.02, the Trustee may require that a satisfactory indemnity bond be furnished for the reimbursement of any expenses to which it may be put and to protect it against all liability, except liability which is adjudicated to have resulted from its gross negligence or willful default in connection with any such action.

     (m) All money received by the Trustee shall, until used or applied or invested as herein provided, be held in trust for the purpose or purposes for which it was received but need not be segregated from other funds except to the extent otherwise required herein or required by law.

     (n) The Trustee’s right to payment of its fees and expenses shall survive final payment or defeasance of the Bonds and the Trustee’s removal or resignation.

     Section 10.02. Fees, Charges and Expenses of the Trustee. The Trustee shall be entitled to payment of reasonable fees for its services rendered hereunder and reimbursement of all advances, counsel fees and other expenses reasonably made or incurred by the Trustee in connection with such services. Upon the occurrence of a Default, but only upon the occurrence of a Default, the Trustee shall have a first lien with right of payment prior to payment on account of principal of, premium, if any, and interest on any Bond upon the Trust Estate (exclusive of the proceeds of any drawing under the Letter of Credit) for the foregoing fees, charges and expenses of the Trustee. When the Trustee incurs expenses or renders services after the occurrence of an Act of Bankruptcy with respect to the Borrower, the expenses and the compensation for the services are intended to constitute expenses of administration under any federal or state bankruptcy, insolvency, arrangement, moratorium, reorganization or other debtor relief law. The Issuer shall have no liability to pay any fees, charges or other expenses of the Trustee hereinabove mentioned except from the amounts pledged under this Indenture.

     Section 10.03. Notice to Owners of Bonds. If a Default occurs of which the Trustee has been notified as provided in Section 10.01(h) hereof, or of which by said subsection it is deemed to have notice, or in the event of the appointment of a separate or Co-Trustee or the succession of a new Trustee hereunder, then the Trustee shall promptly give notice thereof to the Bank and to the Owner of each Bond.

     Section 10.04. Intervention by the Trustee. In any judicial proceeding which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of the Owners of the Bonds, the Trustee may intervene on behalf of the Owners of the Bonds and shall do so if requested in writing by the Bank or the Owners of at least twenty-five percent (25%) of the aggregate principal amount of Outstanding Bonds.

     Section 10.05. Successor Trustee. Any corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall be and become successor Trustee hereunder and vested with all of the title to the Trust Estate and all the trusts, powers, discretion’s, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 10.06. Resignation by the Trustee. The Trustee and any successor Trustee may at any time resign from the trusts hereby created by giving thirty (30) days’ notice to the Issuer, the Bank, the Borrower, and to the Owner of each Bond. Such resignation shall not take effect until the appointment of a successor Trustee or temporary Trustee.

     Section 10.07. Removal of the Trustee. The Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the Trustee and to the Issuer and signed by the Owners of a majority in aggregate principal amount of Outstanding Bonds. Such removal shall not take effect until the appointment of a successor Trustee or temporary Trustee.

     Section 10.08. Appointment of Successor Trustee by Owners of Bonds. In case the Trustee hereunder shall resign or be removed, or be dissolved, or shall be in the course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, a successor may be appointed by the Owners of a majority in aggregate principal amount of Outstanding Bonds by an instrument or concurrent instruments in writing signed by such Owners, or by their attorneys-in-fact duly authorized, a copy of which shall be delivered personally or sent by registered mail to the Issuer, the Borrower and the Bank. In case of any such vacancy, the Issuer, at the direction of the Borrower, may appoint a temporary successor Trustee to fill such vacancy until a successor Trustee shall be appointed by the Owners of Bonds in the manner above provided; such temporary successor Trustee shall immediately and without further act be superseded by the Trustee appointed by the Owners of Bonds. If no successor Trustee has accepted appointment in the manner provided in Section 10.09 hereof within ninety (90) days after the Trustee has given notice of resignation to the Issuer and the Owner of each Bond, the Trustee may petition any court of competent jurisdiction for the appointment of a temporary successor Trustee; any such temporary successor Trustee shall immediately and without further act be superseded by a Trustee appointed by the Issuer or the Owners of Bonds as provided above. Every successor Trustee appointed pursuant to the provisions of this Section shall be, if there be such an institution willing, qualified and able to accept the trust upon customary terms, a bank or trust company within or without the State, in good standing and having reported capital and surplus of not less than $25,000,000.

     Section 10.09. Acceptance by Successor Trustee. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its or his predecessor and also to the Issuer, the Bank and the Borrower an instrument in writing accepting such appointment hereunder and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor; but its predecessor shall, nevertheless, on the written request of the Borrower, or of its successor, execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers and trusts of such predecessor hereunder; and every predecessor Trustee shall deliver all securities and money held by it as Trustee hereunder to its successor. Should any instrument in writing from the Issuer be required by any successor Trustee for more fully and certainly vesting in such successor the estate, rights, powers and duties hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer.

     Section 10.10. Appointment of Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the law of the State) denying or restricting the right of banking corporations or associations to transact business as Trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or the Agreement, and in particular in case of the enforcement thereof on Default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein or therein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, the Trustee may appoint an additional individual or institution as a separate or Co-Trustee, in which event each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture or the Agreement to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or Co-Trustee, but only to the extent necessary to enable such separate or Co-Trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or Co-Trustee shall run to and be enforceable by either of them.

     Should any deed, conveyance or instrument in writing from the Issuer be required by the separate or Co-Trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate or Co-Trustee, or a successor, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a successor to such separate or Co-Trustee. Any Co-Trustee appointed by the Trustee pursuant to this Section may be removed by the Trustee, in which case all powers, rights and remedies vested in the Co-Trustee shall again vest in the Trustee as if no such appointment of a Co-Trustee had been made.

     Section 10.11. Notice to Owners. The Trustee shall provide each Owner of a Bond with prompt written notice of any Substitute Bank or Substitute Letter of Credit not less than thirty (30) days prior to the effectiveness thereof.

     Section 10.12. Notices to Rating Agency. Prior to the occurrence of any of the following, the Trustee shall provide the Rating Agency (if the Bonds are then rated) with written notice thereof: (a) termination or substitution of the Letter of Credit; (b) redemption, acceleration, payment in full, conversion of or mandatory purchase of the Bonds; (c) any changes to the Letter of Credit, the Indenture or the Remarketing Agreement; or (d) a change of the Trustee. The Trustee, upon written request, shall also provide the Rating Agency with any other information necessary or desirable to maintain its rating on the Bonds.

ARTICLE XI

SUPPLEMENTAL INDENTURES

     Section 11.01. Supplemental Indentures Not Requiring Consent of Owners of Bonds. The Issuer and the Trustee may, with the written consent of the Bank, and without consent of, or notice to, any of the Owners of Bonds, enter into an indenture or indentures supplemental to this Indenture for any one or more of the following purposes:

     (a) To cure any ambiguity or formal defect or omission in this Indenture;

     (b) To grant to or confer upon the Trustee for the benefit of the Owners of Bonds any additional rights, remedies, powers or authorities that may lawfully be granted to or conferred upon the Owners of Bonds or the Trustee;

     (c) To subject to this Indenture additional revenues, properties or collateral;

     (d) To modify, amend or supplement this Indenture or any indenture supplemental hereof in such manner as to permit the qualification hereof and thereof under the Trust Indenture Act of 1939, as amended, or any similar federal statute hereafter in effect or to permit the qualification of the Bonds for sale under the securities laws of any of the states of the United States of America;

     (e) To evidence the appointment of a separate or Co-Trustee or the succession of a new Trustee hereunder;

     (f) To make any amendment or modification required in order to achieve or maintain any credit rating on the Bonds; or

     (g) To effect any other change herein which, in the judgment of the Trustee, is not to the prejudice of the Trustee or the Owners of Bonds.

     Section 11.02. Supplemental Indentures Requiring Consent of Owners of Bonds. Exclusive of supplemental indentures permitted by Section 11.01 hereof and subject to the terms and provisions contained in this Section, and not otherwise, the Owners of not less than a majority in aggregate principal amount of the Outstanding Bonds, with the written consent of the Bank, shall have the right, from time to time, to consent to and approve the execution by the Issuer and the Trustee of such other indenture or indentures supplemental hereto as shall be deemed necessary and desirable for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any supplemental indenture; provided, however, that nothing in this Section or in Section 11.01 hereof contained shall permit, or be construed as permitting, without the written consent of the Bank and the Owners of all Bonds Outstanding, (a) an extension of the maturity of the principal of, or the interest on, any Bond issued hereunder, or (b) a reduction in the principal amount or Purchase Price of, or redemption premium on, any Bond or the rate of interest thereon, or (c) a privilege or priority of any Bond or Bonds over any other Bond or Bonds, or (d) a reduction in the aggregate principal amount of the Bonds required for consent to such supplemental indentures or any modifications or waivers of the provisions of this Indenture or the Agreement, or (e) the creation of any lien ranking prior to or on a parity with the lien of this Indenture on the Trust Estate or any part thereof, except as hereinbefore expressly permitted, or (f) the deprivation of the Owner of any Outstanding Bond of the lien hereby created on the Trust Estate.

     If at any time the Borrower shall request the Issuer and the Trustee to enter into any such supplemental indenture for any of the purposes of this Section, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such supplemental indenture to be given to the Bank and to the Owners of the Bonds, in the manner provided in Section 3.04 of this Indenture. Such notice shall briefly set forth the nature of the proposed supplemental indenture and shall state that copies thereof are on file at the Principal Office of the Trustee for inspection by all Owners of Bonds. If, within sixty (60) days or such longer period as shall be prescribed by the Borrower following such notice, the Bank and the Owners of not less than a majority in aggregate principal amount of the Bonds Outstanding at the time of the execution of any such supplemental indenture shall have consented to and approved the execution thereof as herein provided, no Owner of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such supplemental indenture as in this Section permitted and provided, this Indenture shall be and be deemed to be modified and amended in accordance therewith.

     No supplemental indenture under this Article shall become effective unless and until the Borrower shall have consented to the execution and delivery of such supplemental indenture. In this regard, the Trustee shall cause notice of the proposed execution of any such supplemental indenture together with a copy of the proposed supplemental indenture to be mailed to the Borrower at least fifteen (15) Business Days prior to the proposed date of execution and delivery of any such supplemental indenture.

ARTICLE XII

AMENDMENT OF AGREEMENT

     Section 12.01. Amendments to Agreement Not Requiring Consent of Owners of Bonds. The Issuer, at the request of the Borrower, and the Trustee may, with the written consent of the Bank, and without the consent of or notice to the Owners of Bonds, consent to any amendment, change or modification of the Agreement as may be required (i) by the provisions of the Agreement, (ii) for the purpose of curing any ambiguity or formal defect or omission in the Agreement, (iii) so as more precisely to identify the Project, or to substitute or add additional improvements or equipment to the Project or additional rights or interests in property acquired in accordance with the provisions of the Agreement, (iv) to enter into an indenture or indentures supplemental hereto as provided in Section 11.01 hereof, or (v) in connection with any other change therein which, in the judgment of the Trustee, is not to the prejudice of the Trustee or the Owners of Bonds.

     Section 12.02. Amendments to Agreement Requiring Consent of Owners of Bonds. Except for the amendments, changes or modifications as provided in Section 12.01 hereof, neither the Issuer nor the Trustee shall consent to any other amendment, change or modification of the Agreement without mailing of notice and the written approval or consent of the Bank and the Owners of at least a majority in aggregate principal amount of the Outstanding Bonds, provided that the written consent of the Bank and the Owners of all Bonds Outstanding is required for any amendment, change or modification of the Agreement that would permit the termination or cancellation of the Agreement or a reduction in or postponement of the payments under the Agreement or any change in the provisions relating to payment thereunder. If at any time the Borrower shall request the consent of the Issuer and the Trustee to any such proposed amendment, change or modification of the Agreement, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of such proposed amendment, change or modification to be given in the same manner as provided by Section 11.02 hereof with respect to supplemental indentures. Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the instrument embodying the same are on file at the principal office of the Trustee for inspection by all Owners of Bonds.

ARTICLE XIII

MISCELLANEOUS

     Section 13.01. Consents of Owners of Bonds. Any consent, request, direction, approval, objection or other instrument required by this Indenture to be signed and executed by the Owners of Bonds may be in any number of concurrent documents and may be executed by such Owners of Bonds in person or by an agent or agents appointed in writing. Proof of the execution of any such consent, request, direction, approval, objection or other instrument or of the written appointment of any such agent or of the ownership of Bonds, if made in the following manner, shall be sufficient for any of the purposes of this Indenture, and shall be conclusive in favor of the Trustee with regard to any action taken by it under such request or other instrument. The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by an officer authorized by law to take acknowledgments of deeds certifying that the person signing such instrument or writing acknowledged to him the execution thereof. The fact of ownership of Bonds and the amount or amounts, numbers and other identification of such Bonds, and the date of owning the same shall be proved by the registration books of the Issuer maintained by the Trustee pursuant to Section 2.08 hereof.

     Section 13.02. Limitation of Rights. With the exception of any rights herein expressly conferred, nothing expressed or mentioned in or to be implied from this Indenture or the Bonds is intended or shall be construed to give to any person or company other than the parties hereto, the Bank and the Owners of the Bonds any legal or equitable right, remedy or claim under or with respect to this Indenture or any covenants, conditions and provisions herein contained; this Indenture and all of the covenants, conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto, the Bank and the Owners of the Bonds as herein provided.

     Section 13.03. Severability. If any provision of this Indenture shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

     Section 13.04. Notices. Any notice, request, complaint, demand, communication or other paper shall be sufficiently given and shall be deemed given when delivered or mailed by first class mail, postage prepaid, or sent by facsimile, promptly confirmed by delivery or first class mail, addressed as follows:

A.	To the Issuer	—	City of Chaska, Minnesota
City Hall
Chaska, Minnesota 55318
Attention: City Administrator

B.	To the Borrower	—	Lifecore Biomedical, Inc.
3515 Lyman Boulevard
Chaska, Minnesota 55318
Attention: Chief Financial Officer

C.	To the Trustee	—	Wells Fargo Bank, National Association
MAC N9303-110
Sixth and Marquette
Minneapolis, MN 55479
Attention: Corporate Trust Services

D.	To the Bank		M&I Marshall & Ilsley Bank
651 Nicollet Mall
Minneapolis, MN 55402
Attention: Commercial Banking

with a copy to:

M&I Marshall & Ilsley Bank
770 North Water Street, NW 18
Milwaukee, WI 53202

E.	To the	—	Northland Securities, Inc.
	Remarketing Agent		45 South Seventh Street
Suite 2500
Minneapolis, Minnesota 55402
Attention: Public Finance Department

A duplicate copy of each notice required to be given hereunder by any person listed above shall also be given to the others. The Issuer, the Borrower, the Trustee, the Remarketing Agent and the Bank may designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

     Section 13.05. Payments Due on Saturdays, Sundays and Holidays. In any case where the date of maturity of interest on or principal of the Bonds or the date fixed for purchase or redemption of any Bonds shall not be a Business Day, then payment of principal, Purchase Price, premium, if any, or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for purchase or redemption.

     Section 13.06. Counterparts. This Indenture may be simultaneously executed in several counterparts, each of which shall be an original and all of such shall constitute but one and the same instrument.

     Section 13.07. Applicable Provisions of Law. This Indenture is governed by the laws of the State, without regard to the choice of law rules of the State. Venue for any action under this Indenture to which the Issuer is a party shall lie within the district courts of the State, and the parties hereto consent to the jurisdiction and venue of any such court and hereby waive any argument that venue in such forums is not convenient.

     Section 13.08. Rules of Interpretation. Unless expressly indicated otherwise, references to Sections or Articles are to be construed as references to Sections or Articles of this instrument as originally executed. Use of the words “herein,” “hereby,” “hereunder,” “hereof,” “hereinbefore,” “hereinafter” and other equivalent words refer to this Indenture and not solely to the particular portion in which such word is used.

     Section 13.09. Captions. The captions and headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Indenture.

     Section 13.10. Certain References to Bank, Bank, Letter of Credit, Etc. If at any time the Bank has failed to honor a conforming draft submitted under the Letter of Credit in accordance with the provisions thereof, or is subject to any insolvency or receivership proceeding, and at all times following the Letter of Credit Termination Date, all references herein or in the Loan Agreement to the Bank or the Credit Agreement, and all provisions herein or in the Loan Agreement requiring the consent of the Bank for any purpose shall no longer be of any force or effect and the Loan Agreement and this Indenture shall be construed as if all such references were void. If at any time there shall be no Letter of Credit required at such time to be in effect, all references herein or in the Loan Agreement to the Bank or its consent or to the Letter of Credit or the Credit Agreement shall be of no force or effect and the Loan Agreement and this Indenture shall be construed as if all such references were void.

     Section 13.11. Limitation of Issuer’s Liability. No agreement or provision contained in this Indenture nor any agreement, covenant or undertaking by the Issuer contained in any document executed by the Issuer in connection with the Project or the issuance, sale and delivery of the Bonds shall give rise to any pecuniary liability of the Issuer or a charge against its general credit or taxing powers, or shall obligate the Issuer financially in any way except with respect to the proceeds of the Bonds and the revenues under the Agreement pledged to the payment of the Bonds and the interest thereon. No Owner shall ever have the right to compel any exercise of the taxing power of the Issuer to pay the Bonds or interest thereon, nor to enforce payment of them against any property of the Issuer except the revenues under the Agreement pledged to the payment thereof. No failure of the Issuer to comply with any term, condition, covenant or agreement herein shall subject the Issuer to liability for any claim for damages, costs or other financial or pecuniary charge except to the extent that the same can be paid or recovered from the revenues under the Agreement pledged to the payment of the Bonds and the interest thereon or proceeds of the Bonds; and no execution on any claim, demand, cause of action or judgment shall be levied upon or collected from the general credit, general funds or taxing powers of the Issuer. Nothing herein shall preclude a proper party in interest from seeking and obtaining specific performance against the Issuer for any failure to comply with any term, condition, covenant or agreement herein; provided, that no costs, expenses or other monetary relief shall be recoverable from the Issuer except as may be payable from the revenues under the Agreement pledged to the payment of the Bonds and the interest thereon.

     IN WITNESS WHEREOF, the Issuer has caused these presents to be executed in its name, and to evidence its acceptance of the trusts hereby created, the Trustee has caused these presents to be executed in its name.

CITY OF CHASKA, MINNESOTA

By	/s/ GARY F. VAN EYLL

Mayor

And by	/s/ DAVE POKORNEY

City Administrator

[Signature page to Indenture of Trust dated as of August 1, 2004, between the
City of Chaska, Minnesota and Wells Fargo Bank, National Association, as Trustee]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ MARTHA K. EARLEY

Its Assistant Vice President

[Signature page to Indenture of Trust dated as of August 1, 2004, between the the City of Chaska, Minnesota and Wells Fargo Bank, National Association, as Trustee]

EXHIBIT A

(VARIABLE RATE FORM OF BOND)

UNITED STATES OF AMERICA
STATE OF MINNESOTA

CITY OF CHASKA
VARIABLE RATE DEMAND PURCHASE REVENUE BOND
(LIFECORE BIOMEDICAL, INC. PROJECT)
SERIES 2004

No. R-1	$5,630,000

     THIS BOND IS SUBJECT TO MANDATORY TENDER FOR PURCHASE AT THE TIME AND IN THE MANNER HEREINAFTER DESCRIBED, AND MUST BE SO TENDERED OR WILL BE DEEMED TO HAVE BEEN SO TENDERED UNDER CERTAIN CIRCUMSTANCES DESCRIBED HEREIN.

Date of Original
Interest Rate	Maturity Date	Issuance	CUSIP
Variable	September 1, 2020	August __, 2004

See Reverse for Certain Definitions

Registered Owner: Cede & Co.

Principal Amount: $5,630,000

     City of Chaska, a Minnesota municipal corporation (the “Issuer”), for value received, hereby promises to pay, solely from the sources hereinafter described, to the registered owner named above or registered assigns, on the maturity date specified above, upon surrender hereof, the principal sum stated above, and in like manner to pay interest on said sum at the rate described below on the first day of each month and on the Conversion Date, commencing September 1, 2004 from the preceding interest payment date to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Bonds (as hereinafter defined), in which case from the Date of Original Issuance specified above, until payment of the principal hereof has been made or duly provided for. The principal of this Bond is payable in lawful money of the United States of America at the principal corporate trust offices of Wells Fargo Bank, National Association, in Minneapolis, Minnesota. Payment of interest on this Bond shall be made on each interest payment date to the registered Owner hereof as of the close of business on the Business Day immediately preceding such interest payment date (a “Record Date”) and shall be paid by the Trustee to such registered Owner at his address as it appears on the registration records maintained by the Trustee as Bond Registrar or at such other address as is furnished to the Trustee in writing by such registered Owner, or in such other manner as may be mutually acceptable to the Trustee and the registered Owner of this Bond.

The Purchase Price (hereinafter defined) of this Bond shall be payable by the Trustee to the registered Owner hereof at his address as it appears on the registration books maintained by the Trustee as Bond Registrar or at such other address as may be specified by such Owner at least 24 hours prior to the time such Purchase Price is due. Notwithstanding anything else set forth herein, however, so long as the Bonds are in Book-Entry Form, as provided in the Indenture of Trust dated as of August 1, 2004, between the Issuer and the Trustee (the “Indenture”), principal and interest shall be paid in accordance with the requirements of The Depository Trust Company, New York, New York (“DTC”), as in effect from time to time. So long as the Bonds are in Book-Entry Form, the operating procedures of DTC and the Issuer’s Blanket Letter of Representations shall apply, notwithstanding anything to the contrary set forth in this Bond or the Indenture.

     Neither the Bonds nor the interest thereon, nor any of the agreements or obligations of the Issuer, shall be construed to constitute an indebtedness of the City of Chaska, Minnesota, or the State of Minnesota within the meaning of any constitutional or statutory limitation, or to constitute or give rise to a charge against the general credit or taxing powers of the Issuer. The Bonds are limited obligations of the Issuer payable solely from the revenues described in the Indenture. Neither the Issuer, the State, nor any political subdivision thereof shall be obligated to pay the principal of or interest on the Bonds except from said revenues, and neither the faith and credit nor any taxing power of the Issuer, the State or any political subdivision thereof is pledged to the payment of the principal of or interest on the Bonds.

     This Bond shall bear interest as follows:

     (A) Prior to the Conversion Date, this Bond shall bear interest at the “Variable Rate.” From August 19, 2004 through and including August 23, 2004, the Variable Rate shall be equal to the rate set forth in the Indenture. Thereafter, the “Variable Rate” shall be a variable rate of interest equal to the lesser of (i) 10.00% per annum, or (ii) that rate which the Remarketing Agent determines, as of each Monday (or if the Remarketing Agent is not open for business on any Monday then on the last preceding day on which it is open for business) is the minimum rate which the Bonds would have to bear in order to enable the Remarketing Agent to remarket such Bonds at par on such date (whether or not any Bonds are actually to be remarketed on such date). The Variable Rate shall change on each Tuesday following any such determination.

     (B) The Bonds shall bear interest at the Fixed Rates from and after the Conversion Date until their stated maturities. A separate interest rate shall be assigned to each stated maturity and shall be the rate which, in the judgment of the Remarketing Agent, is the minimum rate which Bonds of such stated maturity must bear in order to enable the Remarketing Agent to remarket such Bonds at par on the Conversion Date. On the Conversion Date, the interest rate borne by the Bonds shall be converted to the rate or rates so determined by the Remarketing Agent.

     Prior to the Conversion Date, interest on the Bonds shall be computed on the basis of a 365-day or 366-day year, as the case may be, and the actual number of days elapsed. On and after the Conversion Date, interest on the Bonds shall be computed on the basis of a 360-day year of twelve 30-day months.

     As used herein, the term “Conversion Date” means the earlier to occur of either the Optional Conversion Date or the Automatic Conversion Date; the term “Automatic Conversion Date” means the interest payment date immediately preceding the Letter of Credit Termination Date, unless a Substitute Letter of Credit conforming to the Indenture is procured by the Borrower; the term “Optional Conversion Date” means that date, which shall be a Business Day, from and after which the interest rate on the Bonds is converted from the Variable Rate as a result of the exercise of the Conversion Option by Lifecore Biomedical, Inc., a Minnesota corporation (the “Borrower”); the term “Conversion Option” means the option granted to the Borrower in the Indenture pursuant to which the interest rate on the Bonds is converted from the Variable Rate to the Fixed Rates as of the Optional Conversion Date; the term “Purchase Price” means an amount equal to 100% of the principal amount of any Bond tendered or deemed tendered for purchase pursuant to the Indenture or with respect to which the Demand Purchase Option (as defined below) has been exercised or with respect to which the Bank has exercised its option to purchase in lieu of acceleration of the maturity thereof, plus, in the case of a purchase pursuant to the exercise of such Demand Purchase Option or purchase in lieu of acceleration, accrued and unpaid interest thereon to the date of purchase.

     The interest rate on the Bonds may be converted from the Variable Rate to the Fixed Rates upon satisfaction of certain conditions and notice given by the Borrower in accordance with the requirements of the Indenture, and the Bonds shall be subject to mandatory tender by the Owners thereof for purchase by the Borrower on the Conversion Date. On and after the Conversion Date the Demand Purchase Option will not be available to the Owners of the Bonds. On the Conversion Date, Owners of Bonds shall be required to tender their Bonds to the Trustee for purchase by or on behalf of the Borrower at the Purchase Price. Accrued interest on the Bonds will be payable on the Conversion Date to the Owners of Bonds as of the applicable Record Date. Any Bonds not delivered to the Tender Agent on or prior to the Conversion Date (“Undelivered Bonds”), for which there has been irrevocably deposited in trust with the Trustee an amount of money sufficient to pay the Purchase Price of the Undelivered Bonds, shall be deemed to have been purchased on the Conversion Date at the Purchase Price. IN THE EVENT OF A FAILURE BY AN OWNER OF BONDS TO DELIVER ITS BONDS ON OR PRIOR TO THE CONVERSION DATE, SAID OWNER SHALL NOT BE ENTITLED TO ANY PAYMENT (INCLUDING ANY INTEREST TO ACCRUE SUBSEQUENT TO THE CONVERSION DATE) OTHER THAN THE PURCHASE PRICE FOR SUCH UNDELIVERED BONDS, AND ANY UNDELIVERED BONDS SHALL NO LONGER BE ENTITLED TO THE BENEFITS OF THE INDENTURE, EXCEPT FOR THE PURPOSE OF PAYMENT OF THE PURCHASE PRICE THEREFOR.

     This Bond shall be purchased, at the option of the Owner hereof (“Demand Purchase Option”) at the Purchase Price, upon:

     (a) delivery in care of the Trustee at its principal corporate trust office and to the Remarketing Agent at its principal office of a notice (which shall be irrevocable and effective upon receipt) which states (i) the aggregate principal amount and the numbers (or other relevant book-entry account information) of Bonds to be purchased; and (ii) the date on which such Bonds are to be purchased, which date shall be a Business Day not prior to the seventh (7th) day next succeeding the date of delivery of such notice and which date shall be prior to the Conversion Date; and

     (b) in the event that the Bonds are not then in Book-Entry-Only Form, delivery in care of the Trustee at its principal corporate trust office at or prior to 11:00 A.M., Minneapolis, Minnesota, time, on the Business Day preceding the date designated for purchase in the notice described in (a) above of such Bonds to be purchased with an appropriate endorsement for transfer or accompanied by a bond power endorsed in blank; provided, that if this Bond is not then in Book-Entry-Only Form, this Bond shall be so purchased only if this Bond is delivered to the Trustee and conforms in all respects to the description thereof in the notice described in (a).

     Any delivery of a notice required to be made to the Trustee at its principal corporate trust office pursuant to paragraph (a) or (b) above shall be delivered to the Trustee at its principal corporate trust offices in Minneapolis, Minnesota, or to the office designated for such purpose by any successor Trustee. Any delivery of a notice required to be made to the Remarketing Agent pursuant to paragraph (a) above shall be delivered to the principal offices of the Remarketing Agent in Minneapolis, Minnesota, or to the office designated for such purpose by any successor Remarketing Agent.

     This Bond is one of an authorized issue of Bonds limited in aggregate principal amount to $5,630,000 (the “Bonds”) issued for the purpose of providing financing for a project of the Borrower, as described in the Loan Agreement mentioned below. The proceeds from the sale of the Bonds have been lent by the Issuer to the Borrower under the terms of a Loan Agreement dated as of August 1, 2004 (which agreement, as from time to time amended and supplemented, is hereinafter referred to as the “Agreement”), under which the Borrower is obligated to pay or cause to be paid amounts which are sufficient to pay the principal and Purchase Price of, premium, if any, and interest on the Bonds as the same shall become due in accordance with their terms and provisions and the terms and provisions of the Indenture.

     The Bonds are all issued under and are equally and ratably secured by and entitled to the protection of the Indenture, pursuant to which all payments due from the Borrower to the Issuer under the Agreement (other than certain indemnification payments and the payment of certain expenses of the Issuer) are assigned to the Trustee to secure the payment of the principal and Purchase Price of, and premium, if any, and interest on the Bonds. The Borrower has caused to be delivered to the Trustee an irrevocable Letter of Credit (together with any Substitute Letter of Credit, the “Letter of Credit”) issued by M&I Marshall & Ilsley Bank (in such capacity, the “Bank”), which will expire, unless earlier terminated, on September 15, 2007. Subject to certain conditions, the Letter of Credit may be replaced by a letter of credit, guaranty, insurance policy or other credit device (a “Substitute Letter of Credit”) of another commercial bank, savings and loan association, insurance company or other financial institution. Under the Letter of Credit, the Trustee will be entitled to draw up to an amount sufficient to pay (a) the principal of the Bonds or the portion of the Purchase Price corresponding to the principal of the Bonds and (b) up to 45 days’ accrued interest (at maximum rate of 10.00% per annum) on the Bonds or the portion of the Purchase Price of the Bonds corresponding to accrued interest thereon. Reference is hereby made to the Indenture for a description of the property pledged and assigned, the provisions, among others, with respect to the nature and extent of the security, the rights, duties and obligations of the Issuer, the Trustee and the Owners of the Bonds and the terms upon which the Bonds are issued and secured.

     This Bond is transferable by the registered Owner hereof in person or by its attorney duly authorized in writing, at the designated corporate trust office of the Trustee, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Bond. Upon such transfer a new registered Bond or Bonds of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange therefor. The Issuer and the Trustee may deem and treat the registered Owner hereof as the absolute Owner hereof (whether or not this Bond shall be overdue) for all purposes, and neither the Issuer nor the Trustee shall be bound by any notice or knowledge to the contrary.

     Prior to the Conversion Date, the Bonds are issuable as fully registered bonds in the authorized denominations of $100,000 and, above $100,000, any integral multiple of $5,000. From and after the Conversion Date, the Bonds shall be issuable as fully registered bonds in the denominations of $5,000 or any integral multiple thereof.

     The Bonds are subject to extraordinary redemption upon the occurrence of any of the events described in Section 3.01 of the Indenture, including exercise by the Borrower of its option to cause the Bonds to be redeemed as provided in Sections 5.06 and 5.07 of the Agreement, or the occurrence of a Determination of Taxability, as more fully provided in Section 4.08 of the Agreement. If called for extraordinary redemption, the Bonds shall be subject to redemption on any interest payment date, in whole, at a redemption price of one hundred percent (100%) of the principal amount thereof plus accrued interest to the redemption date. Reference is hereby made to Section 3.01 of the Indenture and Sections 4.07(a) and 4.08 of the Agreement for a description of the circumstances under which the Bonds are subject to extraordinary redemption.

     The Bonds are subject to mandatory redemption, in whole, on the Automatic Conversion Date, at 100% of the principal amount thereof plus accrued interest to the redemption date, if on or prior to the twentieth day prior to the Automatic Conversion Date (i) the Borrower has failed to provide the Trustee with an opinion of nationally recognized bond counsel to the effect that the proposed conversion of the interest rate on the Bonds to the Fixed Rates on the Automatic Conversion Date will not cause the interest on the Bonds to become includible in the gross income of the recipients thereof for purposes of federal income taxation, or (ii) the Fixed Rates have not been established in accordance with the terms of the Indenture.

     On or prior to the Conversion Date, the Bonds are subject to optional redemption, at the option of the Borrower, on any interest payment date on or after December 1, 2004, in whole or in part, and if in part, the Bonds to be redeemed to be selected in such manner as the Trustee shall determine (except as otherwise provided in the Indenture), at a redemption price of 100% of the principal amount thereof plus accrued interest to the redemption date.

     The Bonds are subject to mandatory sinking fund redemption on September 1 of the years and in the amounts set forth in Section 3.03 of the Indenture.

     After the Conversion Date, the Bonds are subject to optional redemption, at the option of the Borrower, on or after the First Optional Redemption Date (hereinafter defined), in whole at any time or in part on any interest payment date, less than all of the Bonds to be selected in such manner as the Trustee shall determine (except as otherwise provided in the Indenture), at the redemption prices (expressed as percentages of principal amount) set forth in the following table plus accrued interest to the redemption date:

Redemption
Redemption Dates	Prices
First Optional Redemption Date through the following August 31	102%
First Anniversary of the First Optional Redemption Date through the following August 31	101%
Second Anniversary of the First Optional Redemption Date and thereafter	100%

As used herein, the term “First Optional Redemption Date” means the September 1 occurring in the year which is a number of years after the Conversion Date equal to the number of years between the September 1 immediately following the Conversion Date (unless the Conversion Date is a September 1, in which case from such September 1) and September 1, 2020, multiplied by 1/2 and rounded up to the nearest whole number.

     In the event any of the Bonds or portions thereof are called for redemption as aforesaid, notice of the call for redemption, identifying the Bonds or portions thereof to be redeemed, shall be given by the Trustee by mailing a copy of the redemption notice at least thirty (30) days but not more than sixty (60) days prior to the date fixed for redemption to the Owner of each Bond to be redeemed in whole or in part at the address shown on the registration books maintained by the Trustee as Bond Registrar. Any notice mailed as provided above shall be conclusively presumed to have been duly given, whether or not the Owner receives the notice. No further interest shall accrue on the principal of any Bond called for redemption after the redemption date if funds sufficient for such redemption have been deposited with the Trustee. Notwithstanding the foregoing, the notice requirements contained in the first sentence of this paragraph may be deemed satisfied with respect to a transferee of a Bond which has been purchased pursuant to the Demand Purchase Option after such Bond has previously been called for redemption, notwithstanding the failure to satisfy the notice requirements of the first sentence of this paragraph with respect to such transferee, as more fully provided in Section 3.04 of the Indenture.

     This Bond and all other Bonds of the issue of which it forms a part are issued under and pursuant to Minnesota Statutes, Sections 469.152 to 469.1651, as amended (the “Act”), and pursuant to a Bond Resolution adopted by the Issuer. This Bond and the issue of which it forms a part are not an indebtedness or other liability of the Issuer, the State or of any political subdivision of the State and are payable solely out of Bond proceeds, revenues and other amounts derived under the hereinafter described Loan Agreement, and the funds and accounts held under and pursuant to the Indenture and pledged therefor. The Bonds, the interest thereon and any other payments or costs incident thereto do not constitute an indebtedness of the Issuer, the State or any political subdivision thereof within the meaning of any constitutional or statutory provisions. The Issuer shall not pledge its faith or credit nor the faith or credit of the State nor any political subdivision of the State to the payment of this Bond. The issuance of this Bond by the Issuer does not directly, indirectly or contingently obligate the Issuer, the State or a political subdivision of the State to apply money from, or levy or pledge any form of taxation whatever to the payment of this Bond. The Bonds and the interest payable thereon do not give rise to a pecuniary liability of the Issuer or a charge against its general credit or taxing power of the Issuer, the State of Minnesota or any political subdivision thereof for the payment of the Bonds or the interest thereon or other payments or costs incident thereto.

     The Owner of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, unless certain circumstances described in the Indenture shall have occurred. In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of all the Bonds issued under the Indenture and then outstanding may become or may be declared due and payable before the stated maturity thereof, together with interest accrued thereon.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Owners of the Bonds at any time by the Issuer and the Trustee, at the request of the Borrower, and with the written consent of the Bank and the holders of a majority in aggregate principal amount of the Bonds at the time outstanding. Any such consent or any waiver by the Bank and the holders of a majority in aggregate principal amount of the Bonds shall be conclusive and binding upon the Owner and upon all future Owners of this Bond and of any Bond issued in replacement hereof whether or not notation of such consent or waiver is made upon this Bond. The Indenture also contains provisions which, subject to certain conditions, permit or require the Trustee to waive certain past defaults under the Indenture and their consequences.

     It is hereby certified, recited and declared that all acts, conditions and things required to exist, to happen and to be performed precedent to and in the execution and delivery of the Indenture and the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by law; and that the issuance of this Bond and the issue of which it forms a part, together with all other obligations of the Issuer, does not exceed or violate any constitutional or statutory limitation.

     This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been signed by the Trustee.

     IN WITNESS WHEREOF, City of Chaska, Minnesota, has caused this Bond to be duly executed in its name by the manual or facsimile signature of one or more of its duly authorized officers.

CITY OF CHASKA, MINNESOTA

By:
Mayor
Attest:

By:
City Administrator

[SEAL]

(Form of Certificate of Authentication)

CERTIFICATE OF AUTHENTICATION

     This Bond is one of the Bonds of the issue described in the within-mentioned Indenture of Trust.

Date of Authentication:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By
Authorized Signatory

     FOR VALUE RECEIVED,                    , the undersigned, hereby sells, assigns and transfers unto                     the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints                     attorney to transfer the within Bond on the records kept for registration thereof, with full power of substitution in the premises.

Dated:	________________________________________________
PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE / /	NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever. Signature guarantee must be provided in accordance with the prevailing standards and procedures of the Registrar and Transfer Agent which may require signatures to be guaranteed by certain eligible guarantor institutions which participate in a recognized signature guarantee program.

     The following abbreviations, when used in the inscription on the face of this Bond, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants	UNIF TRANS MIN ACT	___________	Custodian	____________
	in common		(Cust)		(Minor)

TEN ENT —	as tenants
by the entireties

JT TEN —	as joint tenants with right of	under Uniform Transfers to Minors Act ________________
	survivorship and not as tenants in common		(State)

Additional abbreviations may also be used
although not in the above list. `

EXHIBIT B

(FIXED RATE FORM OF BOND)

UNITED STATES OF AMERICA
STATE OF MINNESOTA

CITY OF CHASKA
REVENUE BOND
(LIFECORE BIOMEDICAL, INC.)
SERIES 2004

Interest Rate	Maturity Date	Date of Issuance	CUSIP

SEE REVERSE FOR CERTAIN DEFINITIONS

REGISTERED OWNER:

PRINCIPAL AMOUNT:	DOLLARS

No. R-	$

     City of Chaska, Minnesota, a Minnesota municipal corporation (the “Issuer”), for value received, hereby promises to pay solely from the source and as hereinafter provided, to the registered owner named above or registered assigns, on the maturity date specified above, upon surrender hereof, the principal sum stated above and in like manner to pay interest (calculated on the basis of a 360-day year of twelve 30-day months) on said sum at the rate per annum specified above on September 1 and March 1 of each year, commencing       1,      , or from the interest payment date next preceding the date hereof to which interest has been paid or duly provided for, unless the date hereof is an interest payment date to which interest has been paid or duly provided for, in which case from the date hereof or unless no interest has been paid or duly provided for on the Bonds (as hereinafter defined), in which case from the Date of Issuance specified above until payment of the principal hereof has been made or duly provided for. The principal of this Bond is payable in lawful money of the United States of America at the principal corporate trust offices of Wells Fargo Bank, National Association, in Minneapolis, Minnesota. Payment of interest on this Bond shall be made on each interest payment date to the registered Owner hereof as of the close of business on the fifteenth day of the month (whether or not a Business Day) preceding the month in which there occurs such interest payment date and shall be paid by check mailed by the Trustee to such registered Owner at his address as it appears on the registration books maintained by the Trustee as Bond Registrar or at such other address as is furnished to the Trustee in writing by such registered Owner, or in such other manner as may be mutually acceptable to the Trustee and the registered Owner of this Bond.

     This Bond is one of an authorized issue of Bonds limited in aggregate principal amount to $5,630,000 (the “Bonds”) issued for the purpose of providing financing for a “project” of Lifecore Biomedical, Inc., a Minnesota corporation (the “Borrower”). The proceeds from the sale of the Bonds have been lent by the Issuer to the Borrower under the terms of a Loan Agreement dated as of August 1, 2004 (which agreement, as from time to time amended and supplemented, is hereinafter referred to as the “Agreement”), under which the Borrower is obligated to pay amounts which are sufficient to pay the principal of, premium, if any, and interest on the Bonds as the same shall become due in accordance with their terms and provisions and the terms and provisions of the Indenture of Trust dated as of August 1, 2004 between the Issuer and the Trustee (the “Indenture”).

     Neither the Bonds nor the interest thereon, nor any of the agreements or obligations of the Issuer, shall be construed to constitute an indebtedness of City of Chaska, Minnesota, or the State of Minnesota (the “State”) within the meaning of any constitutional or statutory limitation, or to constitute or give rise to a charge against the general credit or taxing powers of the Issuer. The Bonds are limited obligations of the Issuer payable solely from the revenues described in the Indenture. Neither the Issuer, the State, nor any political subdivision thereof shall be obligated to pay the principal of or interest on the Bonds except from said revenues, and neither the faith and credit nor the taxing power of the Issuer, the State or any political subdivision thereof is pledged to the payment of the principal of or interest on the Bonds.

     ADDITIONAL PROVISIONS OF THIS BOND ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH HEREIN.

     This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been signed by the Trustee.

     IN WITNESS WHEREOF, the City of Chaska, Minnesota, has caused this Bond to be duly executed in its name by the manual or facsimile signatures of one or more of its duly authorized officers.

CITY OF CHASKA, MINNESOTA
[SEAL]
By:
Mayor
Attest:

By:
City Administrator

(Form of Certificate of Authentication)

CERTIFICATE OF AUTHENTICATION

     This Bond is one of the Bonds of the issue described in the within-mentioned Indenture of Trust.

Date of Authentication:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By
Authorized Signature

[Reverse of Bond]

     The Bonds are all issued under and are equally and ratably secured by and entitled to the protection of the Indenture, pursuant to which all payments due from the Borrower to the Issuer under the Agreement (other than certain indemnification payments and the payment of certain expenses of the Issuer) are assigned to the Trustee to secure the payment of the principal of and premium, if any, and interest on the Bonds. Reference is hereby made to the Indenture for a description of the property pledged and assigned, the provisions, among others, with respect to the nature and extent of the security, the rights, duties and obligations of the Issuer, the Trustee and the Owners of the Bonds, and the terms upon which the Bonds are issued and secured.

     This Bond is transferable by the registered Owner hereof in person or by its attorney duly authorized in writing, at the principal corporate trust office of the Trustee but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Bond. Upon such transfer a new registered Bond or Bonds of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange therefor. The Issuer and the Trustee may deem and treat the registered Owner hereof as the absolute Owner hereof (whether or not this Bond shall be overdue) for all purposes, and neither the Issuer nor the Trustee shall be bound by any notice or knowledge to the contrary.

     The Bonds are issuable as fully registered Bonds in the denomination of $5,000 or any integral multiple thereof.

     The Bonds are subject to redemption in the event (1) the Borrower shall exercise its option to cause the Bonds to be redeemed as provided in Section 4.07(a) of the Agreement, or (2) the Borrower shall be obligated to cause the Bonds to be redeemed as provided in Section 4.08 of the Agreement. If called for redemption at any time pursuant to (1) or (2) above, the Bonds shall be subject to redemption by the Issuer on any interest payment date, in whole at a redemption price of one hundred percent (100%) of the principal amount thereof plus accrued interest to the redemption date. Reference is hereby made to Section 4.07(a) and Section 4.08 of the Agreement for a description of the circumstances under which the Borrower may cause or be required to cause the Bonds to be redeemed.

     [Insert any mandatory sinking fund redemption provisions]

     The Bonds are subject to redemption by the Issuer, at the option of the Borrower, on or after September 1,          , in whole at any time or in part on any interest payment date, and if less than all of the Bonds are to be redeemed, the Bonds to be redeemed shall be selected [in inverse order of maturity and] in such manner as the Trustee shall determine (except as otherwise provided in the Indenture), at the redemption prices (expressed as percentages of principal amount) set forth in the following table plus accrued interest to the redemption date:

Redemption Dates	Redemption Prices
September 1, ____ through August 31, ____	102%
September 1, ____ through August 31, ____	101%
September 1, ____ and thereafter	100%

     In the event any of the Bonds or portions thereof are called for redemption as aforesaid, notice of the call for redemption, identifying the Bonds or portions thereof to be redeemed, shall be given by the Trustee by mailing a copy of the redemption notice at least thirty (30) days but not more than sixty (60) days prior to the date fixed for redemption to the Owner of each Bond to be redeemed in whole or in part at the address shown on the registration books maintained by the Trustee as Bond Registrar. Any notice mailed as provided above shall be conclusively presumed to have been duly given, whether or not the Owner receives the notice. No further interest shall accrue on the principal of any Bond called for redemption after the redemption date if funds sufficient for such redemption have been deposited with the Trustee.

     This Bond and all other Bonds of the issue of which it forms a part are issued under and pursuant to Minnesota Statutes, Sections 469.152 to 469.1651, as amended (the “Act”), and pursuant to a Bond Resolution adopted by the Issuer. This Bond and the issue of which it forms a part are not an indebtedness or other liability of the Issuer, the State or of any political subdivision of the State and are payable solely out of Bond proceeds, revenues and other amounts derived under the hereinafter described Loan Agreement, and the funds and accounts held under and pursuant to the Indenture and pledged therefor. The Bonds, the interest thereon and any other payments or costs incident thereto do not constitute an indebtedness of the Issuer, the State or any political subdivision thereof within the meaning of any constitutional or statutory provisions. The Issuer shall not pledge its faith or credit nor the faith or credit of the State nor any political subdivision of the State to the payment of this Bond. The issuance of this Bond by the Issuer does not directly, indirectly or contingently obligate the Issuer, the State or a political subdivision of the State to apply money from, or levy or pledge any form of taxation whatever to the payment of this Bond. The Bonds and the interest payable thereon do not give rise to a pecuniary liability of the Issuer or a charge against its general credit or taxing power of the Issuer, the State of Minnesota or any political subdivision thereof for the payment of the Bonds or the interest thereon or other payments or costs incident thereto.

     The Owner of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, unless certain circumstances described in the Indenture shall have occurred. In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of all the Bonds issued under the Indenture and then outstanding may become or may be declared due and payable before the stated maturity thereof, together with interest accrued thereon.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Owners of the Bonds at any time by the Issuer with the consent of the Owners of a majority in aggregate principal amount of the Bonds at the time outstanding. Any such consent or any waiver by the Owners of a majority in aggregate principal amount of the Bonds shall be conclusive and binding upon the Owner and upon all future Owners of this Bond and of any Bond issued in replacement hereof whether or not notation of such consent or waiver is made upon this Bond. The Indenture also contains provisions which, subject to certain conditions, permit or require the Trustee to waive certain past defaults under the Indenture and their consequences.

     It is hereby certified, recited and declared that all acts, conditions and things required to exist, to happen and to be performed precedent to and in the execution and delivery of the Indenture and the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by law; and that the issuance of this Bond and the issue of which it forms a part, together with all other obligations of the Issuer does not exceed or violate any constitutional or statutory limitation.

     FOR VALUE RECEIVED,           assigns and transfers unto           the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints           attorney to transfer the within Bond on the books kept for registration thereof with full power of substitution in the premises.

Dated: _______________________	________________________________________________
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever. Signature guarantee must be provided in accordance with the prevailing standards and procedures of the Registrar and
PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE / /	Transfer Agent which may require signatures to be guaranteed by certain eligible guarantor institutions which participate in a recognized signature guarantee program.

     The following abbreviations, when used in the inscription on the face of this Bond, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants	UNIF TRANS MIN ACT	___________	Custodian	____________
	in common		(Cust)		(Minor)

TEN ENT —	as tenants
by the entireties

JT TEN —	as joint tenants with right of		under Uniform Transfers to Minors Act ______________
	survivorship and not as tenants in common		(State)

Additional abbreviations may also be used
although not in the above list.